OFFER TO PURCHASE IN THE BOLIVARIAN REPUBLIC OF VENEZUELA
Tender Offer to Take Control
of the outstanding shares of
COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
(“CANTV”)
for
the Bolivar equivalent of
US$ 2.12113 per Share
(calculated at the official exchange rate for the sale of Dollars in effect on the Closing Date)
made by
THE BOLIVARIAN REPUBLIC OF VENEZUELA
(the “Bidder”)
CANTV shareholders shall have until five (5:00) p.m. Caracas time on Tuesday May 8, 2007 (the “Expiration Date”) to accept this Tender Offer to Take Control in the Bolivarian Republic of Venezuela (the “Venezuelan Offer”).
INTRODUCTION
The Bidder is offering to purchase a certain number of shares of CANTV with a par value of Bs. 36.90182224915 per share, (the “Shares” and each one, a “Share”) (free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer) which, added to (i) the class B shares (“Class B Shares”) held by the Banco de Desarrollo Económico y Social de Venezuela (“BANDES”), established by the National Executive by publication of the Decreto con Rango y Fuerza de Ley de Transformación del Fondo de Inversiones de Venezuela en el Banco de Desarrollo Económico y Social de Venezuela No. 1,274 (Published in the Official Gazette No. 37,194 on May 10, 2001 and republished in the Official Gazette No. 37,228 on June 27, 2001), an autonomous institute assigned to the Ministry of the People’s Power for Finance, pursuant to Decree No. 3,570 (published in the Official Gazette No. 38,162 on April 8, 2005), and (b) one Class B Share held directly by the Bidder through the agency of the Ministry of the Popular Power for Infrastructure, which represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding American Depositary Shares (“ADSs”) that will be purchased in accordance with the offer that the Bidder will make at the same time in the United States of America, in accordance with its laws and regulations (the “U.S. Offer”), together represent at least half plus one of the Shares of the outstanding capital stock of CANTV. However, if CANTV shareholders (the “Shareholders”) tender more than the aforementioned number of Shares, allowing the Bidder to acquire a quantity of Shares and ADSs superior to the aforementioned amount, the Bidder expresses its commitment to acquire all the Shares that are tendered into the Venezuelan Offer. In consequence there shall be no proration.
The Venezuelan Offer price is the Bolivar equivalent of two United States of America Dollars (“Dollars” or “US$”) and twelve thousand one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) for each outstanding Share, calculated at the official exchange rate for the sale of Dollars in effect on the Closing Date (the “Offer Price”), subject to adjustment as described below. Solely for the purposes of complying with Article 118 of the Law of the Central Bank of Venezuela ( the “Central Bank Law”), it is indicated that two Dollars and twelve thousand one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) are equal to four thousand five hundred and sixty Bolivars and forty three hundredths of a Bolivar (Bs. 4,560.43), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date.
Payment of the Offer Price shall be made in Bolivars, at the official exchange rate for the sale of Dollars in effect on the date on which the sale and purchase transactions for the Shares that are the subject of the Venezuelan Offer are completed in a special session of the Caracas Stock Exchange (the “CSE”) (the “Closing Date”). The Closing Date shall occur within the five (5) stock exchange trading days following the Expiration Date.
On March 30, 2007, the general ordinary shareholders’ meeting of CANTV approved payment of a cash dividend in the amount of nine hundred twenty two Bolivars and seven one hundredths of a Bolivar (Bs 922.07) per Share (six thousand, four hundred fifty four Bolivars and forty nine one hundredth of a Bolivar (Bs. 6,454.49) per ADS. In addition, April 12, 2007 was set as the Last Date for the Dividend Transaction, and April 18, 2007 as the Effective Date of Registration for the Dividend. This dividend shall correspond to the CANTV shareholders registered on the CANTV’s shareholders registry on April 12, 2007 notwithstanding that they accept the Venezuelan Offer prior to such date.
The Offer Price shall be adjusted downward in order to give effect to any additional dividend that is declared and paid by CANTV with a date for the dividend registration prior to the Closing Date.
In conjunction with the Venezuelan Offer, the Bidder is undertaking an Offer in the United States of America (the “U.S. Offer) to purchase all of the ADSs representing the Class D shares of CANTV (the “Class D Shares”) at a price of fourteen dollars and eighty four thousand, seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) for each ADS (the same Venezuelan Offer Price taking into account that each ADS represents seven (7) Class D Common Shares), pursuant to the securities laws and regulations of the United States of America. Solely for the purposes of complying with Article 118 of the Central Bank Law, it is indicated that the price offered in the United States of fourteen dollars and eighty four thousand seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) for each ADS is approximately equivalent to thirty one thousand, nine hundred twenty three Bolivars and one hundredth of a Bolivar (Bs. 31,923.01), calculated at the official exchange rate for the sale of Dollars of two thousand one hundred and fifty Bolivars (Bs. 2,150) per Dollar in effect on this date.

On February 12, 2007 the Government of the Bolivarian Republic of Venezuela signed with GTE Venholdings B.V. a corporation organized and existing under the laws of the Netherlands (“GTE”), and Verizon Communications, Inc. a corporation organized and existing under the laws of the state of Delaware, United States of America (“Verizon”), a Memorandum of Understanding pursuant to, and subject to the terms and conditions of which: (i) the Government of the Bolivarian Republic of Venezuela agreed to carry out the Venezuelan Offer and the U.S. Offer (the “Offers”) and (ii) GTE agreed to accept the Offers concerning the share ownership of GTE in the capital stock of CANTV, which represents approximately twenty eight point fifty one percent (28.51%) of CANTV’s capital stock (one hundred ninety six million, four hundred one thousand, four hundred twenty seven (196,401,427) class A shares (“Class A Common Shares”) and ADSs which represent twenty eight million, nine thousand one hundred and seventy seven (28,009,177) Class D Shares for a price of five hundred seventy two million, two hundred forty seven thousand, forty Dollars and twenty cents (US$ 572,247,040.20) (the “Memorandum”), subject to (a) downward adjustment to give effect to any dividend that is declared and paid by CANTV with a dividend registration date after the date of the Memorandum and before the Closing Date and (b) the 1% income tax described below. Pursuant to the Memorandum, the price to be paid in the U.S. Offer shall not be less than seventeen Dollars and eight five cents (US$ 17.85) for each ADS, and the price to be paid in the Venezuelan Offer shall not be less than the Bolivar equivalent (calculated at the official exchange rate on the closing date of the Offers) of two Dollars and fifty five cents (US$ 2.55) per Share, subject to a downward adjustment to give effect to any dividend that is declared and paid by CANTV with a dividend registration date after the date of the Memorandum and before the Closing Date
Due to the dividend to be paid of nine hundred and twenty two Bolivars and seven cents (Bs. 922.07) per Share (six thousand, four hundred and fifty four Bolivars and forty nine hundredths of a Bolivar (Bs. 6,454.49) per ADS) to be paid in cash on April 18, 2007 to those shareholders registered in the CANTV’s shareholders registry on April 12, 2007 (which is to say, prior to the Closing Date), (1) the price to be paid to GTE for the twenty eight point fifty one percent (28.51%) of the CANTV capital stock shall be four hundred seventy six million, four thousand, sixty four Dollars and forty six cents (US$ 476,004,064.46), (2) the payment price for the U.S. Offer shall be fourteen dollars and eighty four thousand, seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) per ADS, and (3) the price to be paid in the Venezuelan Offer shall be the Bolivar equivalent (calculated at the official exchange rate in effect on the settlement date of the Offers) of two Dollars and twelve thousand, one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) per Share. Solely for the purposes of complying with Article 118 of the Central Bank Law, it is indicated that the price to be paid to GTE of four hundred seventy six million, four thousand, sixty four Dollars and forty six cents (US$ 476,004,064.46) for the twenty eight point fifty one percent (28.51%) of the capital stock of CANTV is the equivalent of one trillion, twenty three billion, four hundred and eight million, seven hundred thirty eight thousand, five hundred and eighty nine Bolivars (Bs. 1,023,408,738,589.00), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date.

The purchase of the Shares that are the subject of the Venezuelan Offer shall be carried out in a special session of the CSE, which transaction expenses shall be paid exclusively by the Bidder. The payment of the Venezuelan Offer Price pursuant to the Venezuelan Income Tax Law (the “Income Tax Law”) and the Partial Regulation of the Venezuelan Income Tax Law in Connection with Withholdings (the “Regulation of the Income Tax Law”), shall be subject to a one percent (1%) income tax as set forth in Article 76 of the Income Tax Law, which income tax shall be withheld by the CSE, subject to the double taxation treaties applicable in the Bolivarian Republic of Venezuela.
Shareholders interested in tendering their Shares into the Venezuelan Offer may act personally or through an attorney-in-fact. The Shareholders or attorneys-in-fact acting on behalf of the Shareholders, that desire to tender their Shares into the Venezuelan Offer, may go to their stock brokerage firm or broker dealer authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, to the offices of Econoinvest Casa de Bolsa, C.A. (the “Coordinator of the Offer”) or of the Grupo de Empresas Econoinvest that will be publicly announced through national media outlets, for the purposes of effecting the transactions for tendering into the Venezuelan Offer (the “Tender”).
To receive assistance or information regarding the Venezuelan Offer and to request additional copies of the Venezuelan Offer to Purchase, contact your stock brokerage firm or public securities broker authorized by the Venezuelan National Securities Commission, or the Coordinator of the Offer at its address and telephone listed below.
The Tender shall be revocable by any Shareholder before five (5:00) p.m. Caracas time on the Expiration Date, even if there are no competing offers or bids, provided that the revocation document has been delivered to the entity that received the Tender, prior to five (5:00) p.m. Caracas time on the Expiration Date. In all cases, the Tender shall be irrevocable after five (5:00) p.m. on the Expiration Date.
NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON CONNECTED TO THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE TRANSFER OF THE SHARES TO THE BIDDER CANNOT BE PERFECTED OR IF THE RESPECTIVE SHARE LETTER OF TRANSMITTAL IS REJECTED DUE TO ACTS OMISSIONS, OR DELAYS ON THE PART OF THE SHAREHOLDER TENDERING INTO THE VENEZUELAN OFFER (THE “TENDERING SHAREHOLDER”), THE TRANSFER AGENT, THE CVV CAJA VENEZOLANA DE VALORES S.A. (“CVV”) OR CANTV, FOR INCONSISTENCIES BETWEEN THE INFORMATION AND REQUIRED DOCUMENTS PRESENTED WITH THE SHARE LETTER OF TRANSMITTAL AND THE INFORMATION AND REQUIRED DOCUMENTS IN THE POSSESSION OF THE TRANSFER AGENT OR THE CVV, OR BECAUSE THE TENDERING SHAREHOLDER IS OWNER OF FEWER FREELY TRANSFERABLE SHARES THAN THOSE INDICATED IN THE RESPECTIVE SHARE LETTER OF TRANSMITTAL.

The number of available Shares for the Venezuelan Offer is subject to daily fluctuations because of deposits and withdrawals of Class D Common Shares at the Bank of New York which is the depositary for ADSs (the “ADS Depositary”). Under the Modified and Revised Deposit Agreement dated September 10, 2000 and its modifications, entered into by CANTV, the Depositary of ADSs and holders of American Depository Receipts (“ADRs”) issued under the Deposit Agreement (the “Deposit Agreement”), the number of outstanding Class D Shares decreases if a deposit of Class D Shares is made and it increases if a withdrawal of Class D Shares is made.
The Venezuelan Offer is open to all Shareholders. ADSs shall not be accepted in the Venezuelan Offer. However, ADSs may be tendered into the U.S. Offer. Holders of ADSs may withdraw Class D Shares represented by such ADSs from the ADS Depositary. Once, withdrawn, such Class D Common Shares may participate in the Venezuelan Offer.
The Class C Shareholders that desire to participate in the Venezuelan Offer and have not as yet completed the offer procedure in the “Internal Market”, must offer their Class C Shares in the “Internal Market,” in accordance with the bylaws of CANTV, and the procedures established by CANTV, on the following dates: 9, 10, 16, 17, 18 or 20th of April 2007.
Once the offer procedure in the “Internal Market” is completed and to the extent that the Class C shares have not been sold in the “Internal Market,” the Class C Shareholders, that so desire, can convert such Class C Shares to Class D Shares, in accordance with the bylaws of CANTV and the procedures established by CANTV on the following dates: 12, 13, 26 or 27 of April 2007.
After the Shares have been converted to Class D Shares, their owners may contact their brokerage firm or broker dealer authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, the offices of the Coordinator of the Offer or the Grupo de Empresas Econoinvest, that will be publicly announced through national media outlets (together with the required documents indicated in this document) to tender into the Venezuelan Offer on or before 5:00 p.m. Caracas time on Tuesday May 8, 2007.
Please contact the Service Center for the CANTV Shareholder (telephones (212) 500-8017 / 500-4970 / 500-4758 / 500-4390) as soon as possible for more information regarding the offer procedure in the “Internal Market” and the conversion of the Class C Shares.
NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON CONNECTED TO THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE CLASS C SHAREHOLDERS DO NOT TIMELY COMPLETE THE OFFER PROCEDURE IN THE INTERNAL MARKET AND THE SHARES CONVERSION PROCEDURE, IF TRANSFER OF THE CLASS C SHARES CANNOT

BE PERFECTED DUE TO THE SALE OF THE CLASS C SHARES IN THE INTERNAL MARKET, OR IF SUCH SHARES WERE NOT FREED FROM ENCUMBRANCES.
THE VENEZUELAN OFFER TO PURCHASE (INCLUDING ALL OF ITS ANNEXES) CONTAINS IMPORTANT INFORMATION THAT MUST BE READ IN ITS ENTIRETY BEFORE MAKING ANY DECISION REGARDING THE VENEZUELAN OFFER.
CERTIFICATION OF THE VENEZUELAN NATIONAL SECURITIES COMMISSION:
“THIS SUMMARY REFERS TO A TENDER OFFER TO TAKE CONTROL. THE VENEZUELAN NATIONAL SECURITIES COMMISSION CERTIFIES THAT THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE REGULATIONS REGARDING THE ACQUISITION, TRADE AND TAKEOVER OF COMPANIES THAT MAKE TENDER OFFERS OF SHARES AND OTHER RIGHTS THEREON HAVE BEEN COMPLIED WITH. THE VENEZUELAN NATIONAL SECURITIES COMMISSION DOES NOT CERTIFY THE QUALITY OF THE PROPOSED TRANSACTION. ADVERTISEMENT AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION.”
On April 2, 2007, the Venezuelan National Securities Commission through Resolution No. 042-2007 authorized the publication of this document.
The Coordinator of the Venezuelan Offer is:
Econoinvest
Casa de Bolsa, C.A.
RIF: J – 30342460-0
Avenida Francisco de Miranda
Torre Mene Grande, PB
Los Palos Grandes, Caracas
Telephone: 0-800-ECONOINVEST (326-66-46)
The Venezuelan Offer Legal Advisor is:
Urdaneta Fontiveros y Asociados
April 8, 2007

BOLIVARIAN REPUBLIC OF VENEZUELA OFFER MEMORANDUM
Tender Offer to Take Control
of the outstanding shares of
COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
(“CANTV”)
for
the Bolivar equivalent of
US$ 2.12113 per Share
(calculated at the official exchange rate for the sale of Dollars in effect on Settlement Date)
made by
THE BOLIVARIAN REPUBLIC OF VENEZUELA
(the “Bidder”)

SECTION I.
SUMMARY OF THE OFFER TO PURCHASE
Shareholders of CANTV shall have until five (5:00) p.m. Caracas time on Tuesday May 8, 2007 (the “Expiration Date”) to accept this Tender Offer to Take Control in the Bolivarian Republic of Venezuela (the “Venezuelan Offer”).
1.1. Bidder: The Bidder is the Bolivarian Republic of Venezuela.
1.2. Target Company: CANTV is a corporation incorporated and domiciled in Caracas and originally registered in the Commercial Registry kept by the Federal Commercial District Court on June 20, 1930 under No. 2, Volume 387. CANTV’s main offices are located at Avenida Libertador, Centro Nacional de Telecomunicaciones, Nuevo Edificio Administrativo (NEA), Apartado Postal 1226, Caracas, Venezuela 1010. The shares representing CANTV’s capital stock are registered with the National Securities Registry administered by the Venezuelan National Securities Commission (the CNV”).
1.3. Bidder’s ownership in CANTV: The Bidder directly holds one Class B Share of CANTV through the Ministry of the Popular Power for Infrastructure. On the other hand, BANDES, as an autonomous institute attached to the Ministry of the Popular Power for Finance, holds all of the rest of the outstanding Class B shares. The Class B Shares represent approximately six point fifty nine percent (6.59%) of CANTV’s capital stock.
1.4. Offerees of the Venezuelan Offer: The Venezuelan Offer is open to all Shareholders. ADSs shall not be accepted in the Venezuelan Offer. However, the ADSs can be tendered into the U.S. Offer. Holders of ADSs may withdraw the Shares represented by such ADSs from the ADS Depositary. Once withdrawn, such Shares may participate in the Venezuelan Offer.
1.5. Purpose of the Venezuelan Offer: The Bidder intends to obtain majority controlling interest of CANTV’s shares. The Venezuelan Offer is a Public Offer to Take Control (“OPTC”) regulated by the Regulations concerning Public Offers of Purchase, Exchange and Takeover of Companies that make Public Offers of Shares and other Rights thereon, regulated by the CNV and published in the Official Gazette of the Bolivarian Republic of Venezuela No. 37,039 on September 19, 2000 (the “OPAs Regulations”), since the Bidder may acquire or complete a controlling majority position in CANTV as a result of the Venezuelan Offer and the United States of America (the “Offers”). For this reason, the Bidder prepared the Special Report of the Bidder’s Intentions in accordance with the OPAs Norms (the “Special Report of the Bidder’s Intentions”).
In compliance with Article 4 of the OPAs Regulations, the previously agreed conditions in the Memorandum between the Government of the Bolivarian Republic of Venezuela on one side, and GTE and Verizon on the other, are extended to all Shareholders or owners of rights over the Shares.

1.6. Venezuelan Offer Commencement Date: April 9, 2007 (the “Commencement Date”).
1.7. Venezuelan Offer Expiration Date: The Shareholders shall have until five (5:00) p.m. Caracas time on Tuesday May 8, 2007 to accept the Venezuelan Offer. However, pursuant to Article 8 of the OPAs Regulations, the Tender period may be extended upon request of the Bidder and with the prior authorization of the CNV, for up to 30 stock exchange trading days in which case the Expiration Date shall be the last day of the extension at five (5:00) p.m. Caracas, Venezuela, time.
1.8. Venezuelan Offer Closing Date: The closing of the Venezuelan Offer shall occur on the date on which the transactions for the sale and purchase of the Shares that are the subject of the Venezuelan Offer are carried out in a special session of the CSE, pursuant to the OPAs Regulations. The Settlement shall occur within the five (5) stock exchange trading days following the Expiration Date.
1.9. Venezuelan Offer Price: The Price of the Venezuelan Offer is the Bolivar equivalent of two Dollars and twelve thousand one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) per outstanding Share, calculated at the official exchange rate for the sale of Dollars in effect on the Closing Date. Solely for the purposes of complying with Article 118 of the Venezuelan Central Bank Law (the “Central Bank Law”), it is indicated that two Dollars and twelve thousand one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) are equal to four thousand five hundred and sixty Bolivars and forty three hundredths of a Bolivar (Bs. 4,560.43), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date.
On March 30, 2007, the general ordinary shareholders’ meeting of CANTV approved payment of a cash dividend in the amount of nine hundred twenty two Bolivars and seven one hundredths of a Bolivar (Bs. 922.07) per Share (six thousand, four hundred fifty four Bolivars and forty nine one hundredths of a Bolivar (Bs. 6,454.49) per ADS. In addition, April 12, 2007 was set as the Last Date for the Dividend Transaction and April 18, 2007 as the Effective Date of Registration for the Dividend. This dividend shall correspond to the CANTV shareholders registered on the CANTV’s shareholders registry on April 12, 2007 notwithstanding the event that they accept the Venezuelan Offer prior to such date.
The Offer Price shall be adjusted downwards to give effect to any additional dividend declared and paid by CANTV on a dividend registration date prior to the Settlement Date.
1.10. Payment of the Price:
1.10.1. Payment of the Offer Price for the Shares that are the subject of the Venezuelan Offer shall be made in Bolivars at the official exchange rate for the sale of Dollars in effect on the Closing Date.

1.10.2. The stock brokerage firms and securities brokers authorized by the Venezuelan National Securities Commission shall receive in the name of and for the account of the respective Tendering Shareholder the Offer Price for those Shares validly tendered into the Venezuelan Offer and that have been duly transferred to the Bidder through the CVV. The liquidation of funds shall be carried out through the Central Bank of Venezuela no later than the third (3rd) stock exchange trading day following the Closing Date. The stock brokerage firms and securities brokers shall remit the payment received to the respective Tendering Shareholders no later than the fifth (5th) stock exchange trading day following the Closing Date, in compliance with the formalities set forth in the regulations enacted by the CNV. It shall be understood that the payment is effected when the stock brokerage firms and securities brokers have received the Bidder’s payment.
1.10.3. The amounts payable to Shareholders for the Shares validly tendered into the Venezuelan Offer shall be rounded to the next highest hundredth of a Bolivar.
1.10.4. The purchase of Shares shall be carried out in compliance with the OPAs Regulations through the CSE in a special session. Therefore, the Offer Price to be paid for the Venezuelan Offer shall be subject to a (1%) income tax provided for in Article 76 of the Income Tax Law, which shall be withheld by the CSE, subject to the double taxation treaties applicable in the Bolivarian Republic of Venezuela.
1.11. Shares subject of the Venezuelan Offer: The Bidder confirms its intentions to purchase a number of the outstanding Shares (free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer) which added to (i) (a) the Class B Common Shares held by BANDES and (b) one Class B Share held directly by the Bidder through the Ministry of the Popular Power for Infrastructure, which Shares represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding ADSs that will be purchased pursuant to the U.S. Offer, represent at least half plus one of the Shares of the outstanding capital stock of CANTV. However, upon receipt of valid Tenders of Shareholders, which enable the Bidder to purchase, in accordance with the aforementioned, a number of shares and ADSs greater than the mentioned number, the Bidder expresses its commitment to purchase all Shares that are tendered in the Venezuelan Offer.
1.12. The U.S. Offer: In conjunction with the Venezuelan Offer, the Bidder is making an Offer in the United States of America to purchase all of the ADSs representing the Class D shares of CANTV (the “Class D Shares”) at a price of fourteen dollars and eighty four thousand, seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) for each ADS (the same Venezuelan Offer Price taking into consideration that each ADS represents seven (7) Class D Common Shares), pursuant to the securities laws and regulations of the United States of America. Solely for the purposes of complying with Article 118 of the Central Bank Law, it is indicated that the price offered in the United States of fourteen dollars and eighty four thousand, seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) for each ADS is approximately equivalent to thirty one thousand, nine hundred twenty three Bolivars and one hundredth of a Bolivar (Bs. 31,923.01), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date. The U.S. Offer Price shall be adjusted downward in order to give effect to any additional dividend approved by the shareholders’ meeting held on March 30, 2007, which is declared and paid by CANTV with a date for the dividend registration prior to the Closing Date.
1.13. Proration: The Bidder commits to purchase all of the Shares that are tendered to it in the Venezuelan Offer. Therefore, there shall be no proration.
1.14. Guaranty to Selling Shareholders: The Bidder hereby guarantees to the Shareholders and the holders of ADSs who accept the U.S. Offer the payment of one hundred percent (100%) of the purchase price for the Shares and ADSs.
1.15. Coordinator of the Offer: Econoinvest Casa de Bolsa, C.A., Avenida Francisco de Miranda, Torre Mene Grande, PB, Los Palos Grandes, Caracas, Telephone: 0-800-ECONOINVEST (326-66-46).
1.16. Venezuelan Offer Legal Advisor:
Urdaneta Fontiveros y Asociados
1.17. Tender into the Venezuelan Offer: The Shareholders must comply with the following steps to accept the Venezuelan Offer on or before five (5:00) p.m. Caracas time on the Expiration Date.
1.17.1. Complete and sign the share letter of transmittal for the Venezuelan Offer (the “Share Letter of Transmittal”).
1.17.2. Deliver the Share Letter of Transmittal together with the required documents mentioned therein, to their stock brokerage firm or public stock broker authorized by the Venezuelan National Securities Commission or to the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest, with the prior approval of the CNV.
1.17.3. If the Shareholder has certificates representing the tendered Shares, the Shareholder must deliver them together with the Share Letter of Transmittal.
The Shares which are the subject of the Tender shall be deposited or transferred temporarily until the Settlement Date to a sub-account in the tendering Shareholder’s name in a deposit account of the entity that receives the Share Letter of Transmittal specially opened for the Venezuelan Offer at the CVV.
Shares that qualify as treasury shares or reciprocal interests (as defined in the Capital Markets Law) shall not be accepted in the Venezuelan Offer.

NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON CONNECTED TO THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE TRANSFER OF THE SHARES TO THE BIDDER CANNOT BE PERFECTED OR IF THE RESPECTIVE SHARE LETTER OF TRANSMITTAL IS REJECTED DUE TO ACTS OMISSIONS, OR DELAYS ON THE PART OF THE SHAREHOLDER TENDERING INTO THE VENEZUELAN OFFER (THE “TENDERING SHAREHOLDER”), THE TRANSFER AGENT, THE CVV OR CANTV, FOR INCONSISTENCIES BETWEEN THE INFORMATION AND REQUIRED DOCUMENTS PRESENTED WITH THE SHARE LETTER OF TRANSMITTAL AND THE INFORMATION AND REQUIRED DOCUMENTS IN THE POSSESSION OF THE TRANSFER AGENT OR THE CVV, OR BECAUSE THE TENDERING SHAREHOLDER IS OWNER OF FEWER FREELY TRANSFERABLE SHARES THAN THOSE INDICATED IN THE RESPECTIVE SHARE LETTER OF TRANSMITTAL.
THE CLASS C SHAREHOLDERS THAT DESIRE TO PARTICIPATE IN THE VENEZUELAN OFFER AND HAVE NOT AS YET COMPLETED THE OFFER PROCEDURE IN THE “INTERNAL MARKET”, MUST OFFER THEIR CLASS C SHARES IN THE “INTERNAL MARKET,” IN ACCORDANCE WITH THE BYLAWS OF CANTV, AND THE PROCEDURES ESTABLISHED BY CANTV, ON THE FOLLOWING DATES: 9, 10, 16, 17, 18 OR 20TH OF APRIL 2007.
ONCE THE OFFER PROCEDURE IN THE “INTERNAL MARKET” IS COMPLETED AND TO THE EXTENT THAT THE CLASS C SHARES HAVE NOT BEEN SOLD IN THE “INTERNAL MARKET,” THE CLASS C SHAREHOLDERS, MUST CONVERT SUCH CLASS C SHARES TO CLASS D SHARES, IN ACCORDANCE WITH THE BYLAWS OF CANTV AND THE PROCEDURES ESTABLISHED BY CANTV ON THE FOLLOWING DATES: 12, 13, 26 OR 27TH OF APRIL 2007.
AFTER THE CLASS C SHARES HAVE BEEN CONVERTED TO CLASS D SHARES, THEIR OWNERS MAY CONTACT THEIR STOCK BROKERAGE FIRM OR BROKER DEALER AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION OR, IF NOT USING A STOCK BROKERAGE FIRM OR BROKER DEALER, THE OFFICES OF THE COORDINATOR OF THE OFFER OR OF THE GRUPO DE EMPRESAS ECONOINVEST THAT WILL BE PUBLICLY ANNOUNCED THROUGH NATIONAL MEDIA OUTLETS (TOGETHER WITH THE REQUIRED DOCUMENTS INDICATED IN THIS DOCUMENT) TO ACCEPT THE VENEZUELAN OFFER ON OR BEFORE 5:00 P.M. CARACAS TIME ON TUESDAY MAY 8, 2007.
PLEASE CONTACT THE SERVICE CENTER FOR THE CANTV SHAREHOLDER (TELEPHONES: (212) 500-8017 / 500-4970 / 500-4758 / 500-4390) FOR MORE INFORMATION REGARDING THE OFFER PROCEDURE IN THE “INTERNAL MARKET” AND THE CONVERSION OF THE CLASS C SHARES.
NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON CONNECTED TO THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE CLASS C SHAREHOLDERS DO NOT TIMELY COMPLETE THE OFFER PROCEDURE IN THE INTERNAL MARKET, AND THE SHARES

CONVERSION PROCEDURE, IF TRANSFER OF THE CLASS C SHARES CANNOT BE PERFECTED DUE TO THE SALE OF THE CLASS C SHARES IN THE INTERNAL MARKET, OR IF SUCH SHARES WERE NOT FREED FROM ENCUMBRANCES.
1.18. Revocation of Tenders by CANTV shareholders: The Bidder waives its right as provided in Article 18 of the OPAs Regulations for the benefit of all Shareholders. Article 18 of the OPAs Regulations limits the revocation right of Shareholders only to cases in which competing offers or bids exist.
As a result of the referenced waiver by the Bidder, the Tender shall be revocable by any Shareholder before five (5:00) p.m. Caracas time on the Expiration Date, even if there are no competing offers or bids, provided that the revocation document is delivered to the entity that would have received the Tender, before five (5:00) p.m. Caracas time on the Expiration Date.
In all cases, the Tender shall be irrevocable after five (5:00) p.m. Caracas time on the Expiration Date unless the Venezuela Offer has been extended in accordance with its terms.
1.19. Special Procedure for Tender into the Venezuelan Offer and withdrawal of the Tender by Class C shareholders: See Section 7.5.4 of the Venezuelan Offer to Purchase.
1.20. Reservation of Bidder with regard to Bidder’s authority to declare the Offer frustrated: Should there arise conditions that enable the Bidder to revoke the Venezuelan Offer, the Bidder reserves the right to:
1.20.1. extend the initial period of the Venezuelan Offer within the limits established in the OPAs Regulations, subject to the prior authorization of CNV;
1.20.2. modify the terms and conditions of the Venezuelan Offer;
1.20.3. withdraw the Venezuelan Offer in accordance with Section 6.1.3 of the Venezuelan Offer to Purchase; or
1.20.4. not consider the Venezuelan Offer as failed and acquire the Shares pursuant to the Venezuelan Offer provided the validly received Tenders attain at least a number of Shares that added to (i) (a) the Class B Common Shares held by BANDES and (b) one Class B Share held directly by the Bidder by an agency of the Ministry of the Popular Power for the Infrastructure that represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding ADSs that will be purchased pursuant to the U.S. Offer, represent at least seventy five percent (75%) of half plus one of the Shares of the outstanding capital stock of CANTV.
TO RECEIVE ASSISTANCE OR INFORMATION REGARDING THE VENEZUELAN OFFER AND TO REQUEST COPIES OF THE VENEZUELAN OFFER TO PURCHASE, YOU MAY CONTACT YOUR STOCK BROKERAGE FIRM OR BROKER

DEALER AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION, OR THE COORDINATOR OF THE OFFER AT THE ADDRESSES AND TELEPHONES MENTIONED BELOW.
THE VENEZUELAN OFFER TO PURCHASE (INCLUDING ALL OF ITS ANNEXES) CONTAINS IMPORTANT INFORMATION THAT MUST BE READ IN ITS ENTIRETY BEFORE ANY DECISION REGARDING THE VENEZUELAN OFFER.
CERTIFICATION OF THE VENEZUELAN NATIONAL SECURITIES COMMISSION:
“THIS SUMMARY REFERS TO A TENDER OFFER TO TAKE CONTROL. THE VENEZUELAN NATIONAL SECURITIES COMMISSION CERTIFIES THAT THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE REGULATIONS REGARDING THE ACQUISITION, TRADE AND TAKEOVER OF COMPANIES THAT MAKE TENDER OFFERS OF SHARES AND OTHER RIGHTS THEREON HAVE BEEN COMPLIED WITH. THE VENEZUELAN NATIONAL SECURITIES COMMISSION DOES NOT CERTIFY THE QUALITY OF THE PROPOSED TRANSACTION. ADVERTISEMENT AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION.”
On April 2, 2007, the Venezuelan National Securities Commission through Resolution No. 042-2007, authorized the publication of this document.
The Coordinator of the Venezuelan Offer is:
Econoinvest
Casa de Bolsa, C.A.
RIF: J – 30342460-0
Avenida Francisco de Miranda
Torre Mene Grande, PB
Los Palos Grandes, Caracas
Telephone: 0-800-ECONOINVEST (326-66-46)
The Venezuelan Offer Legal Advisor is:
Urdaneta Fontiveros y Asociados
April 8, 2007

SECTION II.
GENERAL AND FINANCIAL INFORMATION OF THE BIDDER
This section does not apply.

SECTION III.
INFORMATION REGARDING THE PURPOSE OF THE VENEZUELAN OFFER
3.1. The Bidder must disclose whether the purpose of the purchase is to acquire control or a Participation Deemed Significant. In the case of a Takeover it must comply with the additional requirements related to this type of offer.
The Bidder manifests its firm intention to acquire a number of outstanding Shares in (free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer) which, added to (i) the Class B Shares held by BANDES, which represent approximately the six point fifty nine percent (6.59%) of the capital stock of CANTV, and a share directly held by the Bidder through the Ministry of the Popular Power for Infrastructure and (ii) the outstanding ADSs that shall be purchased pursuant to the U.S. Offer, represent at least half plus one of the Shares of the outstanding capital stock of CANTV. Nevertheless, were the Bidder to receive valid Tenders by Shareholders allowing it to acquire, an amount of Shares and ADSs greater than the aforementioned amount, the Bidder states its firm commitment to acquire all of the Shares that are offered in the Venezuelan Offer. As a result, there will be no proration.
The Venezuelan Offer is an OPTC governed by the OPAs Regulations, since the Bidder may acquire or gain a majority interest in CANTV as a result of the Offers. For this reason, the Bidder has prepared the Special Report Regarding the Intentions of the Bidder in accordance with the OPAs Regulations, which is attached to the Venezuelan Offer to Purchase as Annex A.
In compliance with Article 4 of the OPAs Regulations, the previously agreed upon conditions in the Memorandum, between the Government of the Bolivarian Republic of Venezuela on one side, and GTE and Verizon on the other, are extended to all Shareholders or owners of rights over the Shares.
3.2. Accurate description of the Bidder’s intentions regarding the company whose securities it desires to acquire concerning operating, financial and corporate policies, and regarding the listing of the company’s securities.
The Bidder has the intention, as soon as possible, to seek representation on the CANTV Board of Directors. According to Venezuelan law and the CANTV bylaws, the shareholder possessing at least twenty percent (20%) of the outstanding CANTV capital stock has the right to request that the Board of Directors call an Extraordinary Shareholders’ Meeting to remove directors and designate new directors. With the results of the Offers, the Bidder may possess more than twenty percent (20%) of the outstanding CANTV capital stock and consequently may have the aforementioned rights.
If the Bidder acquires a number of Shares (including Shares represented by ADSs) in the Offers than, together with shares it already possesses, represent more than fifty percent (50%) of the outstanding CANTV capital stock, the Bidder shall have the ability to designate a majority of the members of the CANTV Board of Directors in the Ordinary Shareholders’ Meeting of the company or in an Extraordinary Shareholders’ Meeting duly called for that purpose, pursuant to the company bylaws, in accordance with the rights previously described.
The Bidder intends its designees to the CANTV Board of Directors be officials at the highest level of the National Executive. However, depending on the number of directors the Bidder has a right to designate, the Bidder considers that other persons not connected to the National Executive Power may form part of such Board of Directors.
From an operating and strategic standpoint the new CANTV management shall give priority to social inclusion and actions with strong social impact through the use of communication and information technologies, understanding the Communication and Information Technologies (CITs) as a human right and a facilitator of development.
On the other hand, the new CANTV, as a state-owned company of the Venezuelan State, will receive strategic guidelines from its Ministry of jurisdiction, to guarantee that its strategic plans are in keeping with the development plans of the nation.
The Bidder intends, among other objectives, to:
•	Promote access for all citizens to the services of CITs.

•	Recognize the services of CITs as human rights.

•	Set up the new CANTV as shared services center for institutions and companies of the Venezuelan State.

•	Promote the development of telecommunications infrastructure toward the center, south, and west of the country, in coordination with the other entities and companies of the State that possess telecommunications infrastructure.

•	Participate as executing entity of the Venezuelan State in the development of regional integration projects and investments in other countries.

•	Contribute to the formation of a technological ecosystem that drives the country toward greater stages of technological sovereignty.
At a local level, the company will endeavor to incorporate the needs of the organized communities in the planning and execution of projects of the new CANTV, by working closely with community councils and CITs technical committees, among others.
3.2.1. Listing of the Shares on the Caracas Stock Exchange. The Class D Shares are listed on the CSE under the trading symbol TDV.d. The Bidder intends to maintain the listing of the Shares on the CSE.

The acquisition of the Class D Shares pursuant to the Venezuelan Offer may reduce the number of Shares that may be publicly traded, and may also affect the number of Shareholders. The decrease in the number of publicly held Shares may adversely affect the liquidity and market value of the Shares.
3.2.2. Listing of the ADSs in the New York Stock Exchange and the registration of the ADSs in accordance with the U.S. Exchange Act. The ADSs are registered on the New York Stock Exchange under the trading symbol VNT.
3.2.3. The purchase of the ADSs pursuant to the U.S. Offer will substantially reduce the number of ADSs that may be publicly traded, and also may reduce the number of holders of ADSs. The reduction of the number of ADSs in public hands may adversely affect the liquidity and market value of the Shares and ADSs.
It is possible that as a result of the decrease in the number of ADSs holders and the market volume of the ADSs after the closing of the U.S. Offer, the ADSs will no longer comply with the listing requirements of the New York Stock Exchange. If the ADSs no longer comply with their listing requirements, the New York Stock Exchange may cancel the ADSs listing. Nevertheless, if the listing of the ADSs is not canceled, the Bidder may cause CANTV to evaluate the necessity or convenience of maintaining such listing.
Pursuant to the Deposit Agreement, CANTV may request the ADS Depository to terminate the contract by notice to the holders of ADSs. The Bidder currently considers that it may cause CANTV to instruct the ADSs Depository to terminate the ADSs Deposit Agreement if it assumes control of CANTV by means of the Offers. If the Deposit Agreement is deemed terminated, the holders of ADSs shall have only the right to receive seven (7) Shares for each ADS that they deliver to the ADSs Depository and they shall have to pay any applicable tax or other charge. In this event, once the Deposit Agreement is terminated, the ADSs shall no longer be traded on the New York Stock Exchange.
The ADSs are currently registered in accordance with the US Securities Exchange Act of 1934 (the “U.S. Exchange Act”). The registration of the ADSs may be cancelled at the request of CANTV to the Securities and Exchange Commission (the “SEC”) in the event that the listing of the ADSs on the New York Stock Exchange is canceled and there if less than three hundred (300) ADSs holders residents of the United States of America exist. The cancellation of the ADSs registration under the US Exchange Act will substantially reduce the information that CANTV must supply to the ADSs holders and to the SEC.
3.2.4. Registration of the ADSs in the CSE. The ADSs are registered on the CSE under the trading symbol VNT.

3.3. Accurate description of any plan or proposal that may be related to the liquidation of the company, sale of its assets, merger with another company, spin-off or any material change in purpose, field of business, investments, manner of conducting business or changes in corporate structure.
The Bidder does not currently have plans or proposals related to the liquidation of the company, the sale of its assets, the merger of the company with another company, any division or spin-off or any other significant change related to the purpose, business divisions, investments or ways of conducting the business of the company or any corporate reorganization. However, the Bidder has reviewed and will continue to review, using the available information on CANTV, various possible business strategies that the Bidder may consider as a shareholder of CANTV.
Were the Bidder to complete a majority interest in CANTV as a result of the Offers, it shall act in accordance with the guidelines set forth in the National Development Plans and according to the policies, guidelines, plans and strategies for the telecommunications sector, dictated by the Ministry of the Popular Power for Telecommunications and Informatics.
3.2. Projects for subsequent issue of shares and capital increases or the resale in whole or in part of the stock ownership to be acquired.
The Bidder does not currently have any plans or proposals related to the additional issuance of shares, capital increase of CANTV, or resale of the Shares and ADSs to be acquired pursuant to the Offers.
The Bidder reserves the right to transfer or assign, totally or partially, to one or several of Venezuelan State companies subject to the Ministry of the Popular Power for Telecommunications and Informatics, existing or that were created for that effect, the right to acquire the Shares and ADSs tendered into the Offers and/or Shares and ADSs acquired in the Offers, in all cases subjecting itself to compliance with the Venezuelan laws. Such transfer or assignment shall in no way release the Bidder of its obligation in accordance with the Offers nor will it affect the right of holders of Shares and ADSs to receive payment for their Shares and ADSs pursuant to the terms and conditions of the Offers.
3.3. Information regarding whether it is planned to make the Target Company, its Subsidiaries or Affiliates pay, directly or indirectly, the cost of the acquisition or to do so through the sale of its assets, the carrying out of mergers, partnerships or execution of agreements of any kind.
Neither the financial expenses related to the Offers, nor the acquisition cost of the Shares or ADSs in accordance with the Offers shall be directly or indirectly borne by CANTV, its subsidiaries or affiliates or through the sale of its assets, the carrying out of mergers, partnerships or execution of agreements of any kind by CANTV.

3.4. Accurate description of the source of the funds, complying with the requirements set forth in the Regulations on the prevention, control and auditing of the capital legitimization operations applicable to the Venezuelan market.
The Bidder has sufficient funds for payment of the Shares and ADSs that are the subject of the Offers as well as to cover the expenses associated with the same. The available resources of the Bolivarian Republic of Venezuela shall be allocated for these purposes. The Offers are not conditioned on the obtaining of financing by the Bidder.

SECTION IV.
INFORMATION REGARDING THE BIDDER’S SHARE OWNERSHIP
4.1. Number and percentage of shares, securities that grant rights over shares or voting rights, directly or indirectly owned by the Bidder, by any instrument, in the Target Company’s capital stock.
The Bidder directly holds one CANTV Class B Share through the Ministry of the Popular Power for Infrastructure. On the other hand, BANDES, as an autonomous institute subject to the Ministry of the Popular Power for Finance, holds the remaining outstanding Class B Shares. The Class B Shares represent approximately six point fifty nine percent (6.59%) of CANTV capital stock.
On February 12, 2007, the Government of the Bolivarian Republic of Venezuela executed with GTE Venholdings B.V., a business corporation organized and existing pursuant to the laws of The Netherlands (“GTE”), and Verizon Communications, Inc., a business corporation organized and existing pursuant to the laws of the State of Delaware, United States of America (“Verizon”), a Memorandum of Understanding pursuant to which, and subject to the terms and conditions thereof: (i) the Government of the Bolivarian Republic of Venezuela agreed to carry out the Venezuela Offer and the U.S. Offer (the “Offers”) and (ii) GTE agreed to accept the Offers regarding GTE’s share ownership in the capital stock of CANTV, which represents approximately twenty eight point fifty one percent (28.51%) of the capital stock of CANTV (one hundred and ninety six million, four hundred and one thousand, four hundred twenty seven Class A Shares (“Class A Shares”) and ADSs that represent twenty eight million, nine thousand, one hundred and seventy seven Class D Shares), for the price of five hundred and seventy two million, two hundred and forty seven thousand and forty Dollars and twenty cents (US$ 572,247,040.20), subject to (a) downward adjustment to give effect to any dividend that is declared and paid by CANTV with a dividend registration date after the date of the Memorandum and before the Closing Date and (b) the 1% income tax described below. Pursuant to the Memorandum, the price to be paid in the U.S. Offer shall not be less than seventeen Dollars and eight five cents (US$ 17.85) for each ADS, and the price to be paid in the Venezuelan Offer shall not be less than the Bolivar equivalent (calculated at the official exchange rate on the closing date of the Offers) of two Dollars and fifty five cents (US$ 2.55) per Share, subject to a downward adjustment to give effect to any dividend that is declared and paid by CANTV with a dividend registration date after the date of the Memorandum and before the Closing Date.
Due to the dividend to be paid of nine hundred and twenty two Bolivars and seven cents (Bs. 922.07) per Share (six thousand, four hundred and fifty four Bolivars and forty nine hundredths of a Bolivar (Bs. 6,454.49) per ADS) to be paid in cash on April 18, 2007 to those shareholders registered on the CANTV’s shareholders registry on April 12, 2007 (which is to say, prior to the Closing Date), (1) the price to be paid to GTE for the twenty eight point fifty one percent (28.51%) of the CANTV capital stock shall be four hundred seventy six million, four thousand, sixty four Dollars and forty six cents (US$ 476,004,064.46), (2) the payment price for the U.S. Offer shall be fourteen dollars and eighty four thousand seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) per ADS, and (3) the price to be paid in the Venezuelan Offer shall be the Bolivar equivalent (calculated at the official exchange rate in effect on the settlement date of the Offers) of two Dollars and twelve thousand one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) per Share. Solely for the purposes of complying with Article 118 of the Central Bank Law, it is indicated that the price to be paid to GTE of four hundred seventy six million, four thousand, sixty four Dollars and forty six cents (US$ 476,004,064.46) for the twenty eight point fifty one percent (28.51%) of the capital stock of CANTV is to equivalent to one trillion, twenty three billion, four hundred and eight million, seven hundred thirty eight thousand, five hundred and eighty nine Bolivars (Bs. 1,023,408,738,589.00), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date.
4.2. Description of any other contractual right that may have an effect equivalent to ownership in stock or securities that grant rights over the shares of the Target Company.
Except as described above, the Bidder does not have contractual rights in CANTV that may have an effect equivalent to ownership in the capital stock or securities that may grant rights over the shares or its subsidiaries.
4.3. Number and Percentage of other securities of the Target Company, including debt instruments, that it owns directly or indirectly, or together with others.
Except as described in Section IV (4.1.), the Bidder does not own, directly, indirectly or together with others, any other CANTV securities nor any debt instruments.

SECTION V.
INFORMATION CONCERNING THE RELATIONSHIP OF THE BIDDER WITH THE
TARGET COMPANY, ITS SHAREHOLDERS AND MANAGERS
5.1. Description of any contract, agreement, or relationship between the Bidder and the Target Company, parent or subsidiary companies, their managers, or their majority or minority shareholders, which has been valid and in effect during the three (3) years prior to the notification date.
As mentioned in Section IV (4.1.), BANDES in representation of Class B Common Shares and pursuant to the charter and by-laws of CANTV has the right to name a Director for the Board of Directors of CANTV.
In addition to the aforementioned, the contracts, agreements or relationships between the Bidder and CANTV or its shareholders are: through (i) the License Agreement executed between the Republic of Venezuela (now Bolivarian Republic of Venezuela) through the Ministry of Transport and Communications and CANTV, dated October 14, 1991, (ii) the License Agreement executed between the Republic of Venezuela (now Bolivarian Republic of Venezuela) through the Ministry of Transport and Communications and Compañía Telecomunicaciones Movilnet, dated May 18, 1992, and (iii) the License Agreement executed between the Republic of Venezuela (now Bolivarian Republic of Venezuela) through the Ministry of Transport and Communications and CANTV Servicios, C.A., dated February 1, 1996.
In addition, Bidder has contractual relationships with CANTV, derived from services rendered by such company.
5.2. Background to the Proposed Transaction.
On January 8, 2007 the President of the Bolivarian Republic of Venezuela announced the program of the Government of the Bolivarian Republic of Venezuela to acquire control of certain strategic sectors and companies of the Venezuelan economy, including CANTV.
After a series of negotiations, on February 12, 2007, representatives of the Government of the Bolivarian Republic of Venezuela met with representatives of Verizon in Caracas, Venezuela, to finish the Memorandum that would reflect the agreement reached by them.
During the afternoon of February 12, 2007, the Government of the Bolivarian Republic of Venezuela and Verizon signed the Memorandum in an act which took place at the Palacio de Miraflores, Caracas. On this same date, the Government of the Bolivarian Republic of Venezuela announced the execution of the Memorandum in a press conference held in the Palacio de Miraflores, Caracas.
5.3. Description of any Legal Act valid and in effect during the three (3) years prior to the notification date regarding shares, securities representing rights over such shares or voting rights in the Target Company, its parent or subsidiary companies.
Except as indicated in Section IV (4.1.), the Bidder has had no business dealings with CANTV during the three (3) previous years, regarding shares, securities representing rights over such shares or over voting rights in CANTV, or any of its subsidiary and parent companies.

SECTION VI.
SPECIFIC CONDITIONS OF THE OFFER
6.1. Number or percentage of shares or securities that Bidder obligates itself to purchase, commitment to purchase them under the proposed conditions and, if applicable, the number or percentage of the shares or securities below which it reserves the right to not consider an offer as failed that has not been wholly accepted. The authority to not consider an offer as failed can only be exercised if it has been expressly reserved by the Bidder provided that the tenders into the offer include a number of shares or rights representing at least seventy-five percent (75%) of the shares or rights that the Bidder has initially offered to purchase.
6.1.1. Number or percentage of shares or securities that the Bidder obligates itself to purchase, commitment to acquire them on the proposed conditions.
The Bidder expresses its commitment to purchase a number of outstanding Shares (free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer) which, added to (i) (a) the Class B Common Shares held by BANDES, (b) one Class B Share held directly by the Bidder an agency of the Ministry of the Popular Power for the Infrastructure, which represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding ADSs that will be purchased pursuant to the U.S. Offer, represent at half plus one of the Shares of the outstanding capital stock of CANTV. However, upon receipt of valid Tenders of CANTV Shareholders, which enable the Bidder to acquire a quantity of shares and ADSs greater than the mentioned number, the Bidder expresses its commitment to acquire all Shares that are offered in the Venezuelan Offer. As a result, there shall be no proration.
6.1.2. Reservation by the Bidder of the authority to not consider the Offer as failed.
In the event that conditions occur that grant the Bidder the right to withdraw the Venezuelan Offer, the Bidder reserves the right to:
(a)	extend the initial period of the Venezuelan Offer within the limits established in the OPAs Regulations, subject to the prior authorization by the CNV;

(b)	modify the conditions of the Venezuelan Offer;

(c)	withdraw the Venezuelan Offer pursuant to Section 6.1.3 of the Venezuelan Offer to Purchase, or

(d)	not deem the Venezuelan Offer as failed and acquire the Shares pursuant to the Venezuelan Offer provided the validly received Tenders represent at least a number of Shares that added to (i) (a) the Class B Common Shares held by BANDES and (b) one Class B Share held directly by the Bidder though the Ministry of the Popular Power for the Infrastructure, that represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding ADSs that will be purchased according to the U.S. Offer, represent at least seventy five percent (75%) of half plus one of the Shares of the outstanding capital stock of CANTV.
6.1.3. Withdrawal of the Offer by the Bidder. The Bidder can withdraw the Venezuelan Offer on or before five (5:00) p.m. Caracas time on the Expiration Date in the event that one of the following conditions occurs after the Commencement Date, with the previous approval of the CNV:
(a)	That a number amount of Shares have not been validly tendered pursuant to the terms of the Offer (and have not been withdrawn) on or before the Expiration Date, which added to (i) (a) the Class B Common Shares held by BANDES and (b) one Class B Share held directly by the Bidder by agency of the Ministry of the Popular Power for the Infrastructure, that represent approximately six point fifty nine percent (6.59%) of the capital stock of CANTV, and (ii) the outstanding ADSs that will be purchased according to the U.S. Offer, represent at least of half plus one of the outstanding Shares of the capital stock of CANTV.

(b)	That the execution of the Memorandum, the conclusion of transactions provided in the Memorandum or the completion of the Offers, result in default, termination or diminishing of rights, or the accelerated maturity of the term established for payment of obligations under any contract or agreement to which CANTV or any of its subsidiaries is a party, or by which CANTV or any of its subsidiaries is obliged, or which in any way trigger change of control provisions applicable under any of such contracts or agreements, with the exception that, whether individually or jointly, would not reasonably have a material adverse effect over the businesses, financial condition or operating results of CANTV or its subsidiaries, taken jointly.

(c)	If for any reason any approval, authorization or action that could be required by CNV, the SEC, the Comisión Nacional de Telecomunicaciones (the Venezuelan National Telecommunications Commission), the Superintendencia para la Promoción y Protección de la Libre Competencia (the Venezuelan Superintendent of Promotion and Protection of Free Competition) to complete the Venezuelan Offer had not obtained or ceases to be in effect.

(d)	If CANTV had declared a dividend with respect to which the date of registration of the dividend is prior to the Closing Date (other than the dividend approved by the shareholders meeting held on March 30, 2007); if there had been a change in the capitalization of CANTV or a material corporate reorganization, material restructuring or a similar material transaction.

(e)	That the CANTV ADSs subject of the valid tenders in the U.S. Offer were not acquired due to the occurrence of certain events that, pursuant to the terms and conditions of the U.S. Offer, grant the Bidder the right to revoke such offer.

(f)	If GTE breaches its obligations to tender its Shares and ADSs into the Offers pursuant to the Memorandum.
The failure on the part of the Bidder to take action at any time to enforce any of the conditions set forth above shall not be considered a waiver of its right to withdraw the Venezuelan Offer, considering such right as a right that can be exercised at any time and from time-to-time on or before five (5:00) p.m. Caracas time on the Expiration Date. The preceding conditions are for the exclusive benefit of the Bidder. In the event of withdrawal, the Bidder shall pay the expenses arising from such withdrawal.
6.2. Price and exchange rate offered in case the remuneration is in money. If the remuneration is in securities, determination, characteristics, value of the exchange and criteria for the determination of said value. The price or rate of exchange offered cannot be less than the average price of the shares and certificates representing shares in the respective Stock Exchanges, during the six (6) months prior to the consignment of the Memorandum, except that the Venezuelan National Securities Commission, on special conditions dully justified by the Bidder, authorizes a lower price or exchange rate.
The Offer Price is the Bolivar equivalent of two Dollars and twelve thousand, one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) for each outstanding Share calculated at the official exchange rate for the sale of Dollars valid on the Closing Date. Solely for the purposes of complying with Article 118 of the Central Bank Law, it is indicated that two Dollars and twelve thousand, one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) are equal to four thousand, five hundred and sixty Bolivars and forty two hundredths of a Bolivar (Bs. 4,560.42), calculated at the official exchange rate for the sale of Dollars of two thousand, one hundred and fifty Bolivars (Bs. 2,150.00) per Dollar in effect on this date.
On March 30, 2007, the general ordinary shareholders’ meeting of CANTV approved payment of a cash dividend in the amount of nine hundred twenty two Bolivars and seven one hundredths of a Bolivar (Bs 922.007) per Share (six thousand, four hundred fifty four Bolivars and forty nine one hundredths of a Bolivar (Bs. 6,454.49) per ADS. In addition, the Last Date for the Dividend Transaction was set as April 12, 2007, and April 18, 2007 as the Effective Date of Registration for the Dividend. This dividend shall correspond to the CANTV shareholders registered on the CANTV’s shareholders registry on April 12, 2007 notwithstanding the event that they accept the Venezuelan Offer prior to such date.
The Offer Price shall be adjusted downwards in order to give effect to any additional dividend that might be declared and paid by CANTV on a date later than the dividend registration prior to the Closing Date.
The purchase of the Shares pursuant to the Venezuelan Offer will be executed through the CSE. As a consequence, the Offer Price shall be subject to the one percent (1%) income tax provided for in Article 76 of the Income Tax Law, which shall be retained by the CSE, subject to the double taxation treaties applicable in the Bolivarian Republic of Venezuela. The aforementioned income tax shall be applied to the gross sales price.
The Venezuelan National Securities Commission authorized the Offer Price in accordance with clause b) number 6) of Article 7 of the OPAs Regulations based on the following special conditions indicated by the Bidder.
(1)	The Bidder is acquiring the Shares and ADSs in execution of the program announced on January 8, 2007 by the Government of the Bolivarian Republic of Venezuela, to acquire control of several strategic sectors and companies of the Venezuelan economy, including CANTV. Pursuant to Ruling No. 000320 issued by the Venezuelan National Telecommunications Commission (CONATEL) on March 19, 2007 directed to the Venezuelan National Securities Commission, “the Bolivarian Republic of Venezuela considers that the recovery of the principal telecommunications company of the country, as a necessary objective to assure the universal access of telecommunication services to all citizens independent of their geographical location or social condition, is for the national advantage and of a strategic character.” In determination of the price, the Bidder also had the intention to protect itself from the eventuality of the existence of contingent liabilities that could affect the company.

(2)	In accordance with the Memorandum and the Venezuelan Laws, the purchase by the Bidder of the Shares owned by GTE must be carried out through a public tender offer, for which the Bidder is carrying out, jointly, the Venezuelan Offer and the U.S. Offer to purchase the Shares and ADSs of CANTV, respectively, on the terms set out in this Memorandum. Given that the federal securities laws of the United States of America promulgated under the U.S. Securities Exchange Act, applicable to offers for purchase of securities listed on the New York Stock Exchange, establish that the terms and conditions of the offer to be carried out in the Unites States of America should be identical to the offer that is made for the same securities in another country, the same terms and conditions of the U.S. Offer must be applied to the Venezuelan Offer. As a result, the Bidder is offering to pay in the U.S. Offer, pursuant to the Memorandum and as a result of the adjustment for the dividend described below, the price of fourteen dollars and eighty four thousand, seven hundred ninety one hundred thousandths of a Dollar (US$ 14.84791) for each ADS in cash, and in the Venezuelan Offer is offering to pay the Bolivars equivalent of two Dollars and twelve thousand, one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) for each Share, amounts which calculated at the official exchange rate for the sale of Dollars are identical, considering that each ADS represents seven (7) CANTV shares. For this reason, the price of the Venezuelan Offer is the Bolivars equivalent of two Dollars and twelve thousand, one hundred and thirteen hundred thousandths of a Dollar (US$ 2.12113) for each outstanding CANTV share, calculated at the official exchange rate for the sale of Dollars in effect on the Closing Date of the Venezuelan Offer. Similarly, it must be indicated that the CANTV shareholders that want to tender their certificates can do so in the Venezuelan Offer, or can also convert their Shares to ADS and tender them in the U.S. Offer. Likewise, the holders of ADSs that want to participate in the Venezuelan Offer can do so by converting their ADSs to Shares.

(3)	The dividend of nine hundred twenty two Bolivars and seven hundredths of a Bolivar (Bs. 922.07) declared by the shareholders meeting of CANTV on March 30, 2007, and payable April 18, 2007 (that is, before the Closing Date of the Venezuelan Offer), prompted an adjustment of the Offer Price for the amount of the dividend, in accordance with the Memorandum with GTE and Verizon. In every case, this dividend shall correspond to the CANTV shareholders registered in the Stock Registry of the Company on April 12, 2007, even in the event that they accept the Venezuelan Offer prior to such date.
6.3. Principal Tax Consequences in the Bolivarian Republic of Venezuela.
The following summary contains a description of the principal tax consequences in the Bolivarian Republic of Venezuela of the Venezuelan Offer to holders of Shares whose Shares are tendered and accepted for payment pursuant to the Venezuelan Offer. This summary is for general information purposes only and is based on the laws of Bolivarian Republic of Venezuela, including applicable regulations, and published and non-binding opinion letters of authorities of the Bolivarian Republic of Venezuela available on or before the date of this Venezuelan Offer, or as in effect on the date hereof. Further, this summary does not address the specific tax consequences to any holder that may be subject to special treatment under the tax laws in the Bolivarian Republic of Venezuela.
THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR HOLDER OF SHARES, WHICH CAN BE RENDERED ONLY IN LIGHT OF THAT HOLDER’S PARTICULAR TAX SITUATION. ACCORDINGLY, EACH HOLDER OF SHARES IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE VENEZUELAN OFFER TO SUCH HOLDER, INCLUDING THE APPLICATION AND AVAILABILITY OF ANY TAX TREATY TO SUCH HOLDER.
In general, an individual is deemed to be resident of the Bolivarian Republic of Venezuela for tax purposes for a given calendar year if:

•	Such individual has remained in the Bolivarian Republic of Venezuela for more than one hundred and eighty three (183) days, consecutive or not, in such given calendar year;

•	Such individual remained in the Bolivarian Republic of Venezuela for more than one hundred and eighty three (183) days, consecutive or not, during the immediately preceding calendar year, regardless of the number of days such individual has remained in the Bolivarian Republic of Venezuela during such given calendar year; or

•	Such individual has established his residence or place of abode in the Bolivarian Republic of Venezuela, unless such individual has remained in another country for more than one hundred and eighty three (183) days, consecutive or not, in the given calendar year and can prove that such individual is resident of such country for tax purposes for such given year with a certificate of residency issued by the tax authorities of such country.
A national of the Bolivarian Republic of Venezuela is presumed to be resident of the Bolivarian Republic of Venezuela unless such person can demonstrate otherwise.
An entity is deemed to be resident of the Bolivarian Republic of Venezuela for tax purposes if it is organized under the laws of the Bolivarian Republic of Venezuela or domiciled in the Bolivarian Republic of Venezuela. In general, an entity is domiciled in the Bolivarian Republic of Venezuela if its place of effective management or its principal place of business is located in the Bolivarian Republic of Venezuela.
An individual or entity that does not meet the requirements to be considered a resident of the Bolivarian Republic of Venezuela for tax purposes, described above, is deemed a non-resident of the Bolivarian Republic of Venezuela for tax purposes (“Non-Resident of the Bolivarian Republic of Venezuela”). If a Non-Resident of the Bolivarian Republic of Venezuela is deemed to have a permanent establishment in the Bolivarian Republic of Venezuela for tax purposes in the Bolivarian Republic of Venezuela, all income attributable to that permanent establishment will be subject to taxation in the Bolivarian Republic of Venezuelan, in accordance with applicable tax laws of the Bolivarian Republic of Venezuela.
In general and except as otherwise provided by a treaty applicable in the Bolivarian Republic of Venezuela, the gross proceeds derived from the sale of the Shares pursuant to the Venezuelan Offer realized by a resident of the Bolivarian Republic of Venezuela or a Non-Resident of the Bolivarian Republic of Venezuela will be subject to an income tax in the Bolivarian Republic of Venezuela at a rate of one percent (1%) on the gross amount paid for the Shares and therefore the Caracas Stock Exchange will withhold such tax. However, in general and except as otherwise provided by a treaty applicable in the Bolivarian Republic of Venezuela, gains derived from the sale of the Shares by a resident of the Bolivarian Republic of Venezuela or a Non-Resident of the Bolivarian Republic of Venezuela not transacted through a Stock Exchange in the Bolivarian Republic of Venezuela is subject to income tax in the Bolivarian Republic of

Venezuela at a rate of up to thirty four percent (34%) and, in general, subject to withholding on the gross proceeds paid in cash at the following rates: three percent (3%) if the seller is an individual resident of the Bolivarian Republic of Venezuela, five percent (5%) if the seller is an entity whether or not it is a resident of the Bolivarian Republic of Venezuela or a Non-Resident of the Bolivarian Republic of Venezuela, and thirty four percent (34%) if the seller is an individual Non-Resident of the Bolivarian Republic of Venezuela. Any tax imposed in the Bolivarian Republic of Venezuela withheld on the gross proceeds paid to a holder of the Shares is deemed an advance payment of its income tax liability in the Bolivarian Republic of Venezuelan tax liability.
In general, Non-Residents of the Bolivarian Republic of Venezuela that are residents of Barbados, Belgium, Canada, People’s Republic of China, Cuba, Czech Republic, Denmark, France, Germany, Indonesia, Italy, Kuwait, Netherlands, Norway, Portugal, Spain, United Kingdom, United States, Sweden, Switzerland or Trinidad and Tobago and entitled to claim benefits under the relevant income tax treaty in force in the Bolivarian Republic of Venezuela may not be subject to the one percent (1%) income tax imposed in the Bolivarian Republic of Venezuela on the gross amount paid for the Shares and, if certain requirements are met, the CSE will not withhold the one percent (1%) income tax imposed in the Bolivarian Republic of Venezuelan on the gross proceeds paid for the Shares to such holders. Non-Residents of the Bolivarian Republic of Venezuela that qualify for the exemption of the one percent (1%) withholding tax imposed in the Bolivarian Republic of Venezuela may not be able to meet the requirements necessary to be exempt from the one percent (1%) income tax imposed in the Bolivarian Republic of Venezuela prior to the date of the completion of the Venezuelan Offer and therefore the CSE may be required to withhold such one percent (1%) income tax imposed in the Bolivarian Republic of Venezuela, in which case such Non-Resident of the Bolivarian Republic of Venezuela may be entitled to a refund of such tax withheld from the tax authorities of the Bolivarian Republic of Venezuela.
As of the date of the Venezuelan Offer, there is no statutory authority or regulation in the Bolivarian Republic of Venezuela or ruling issued by the tax authorities of the Bolivarian Republic of Venezuela (i.e., the National Service of Integrated Customs and Tax Administration or “SENIAT”) publicly available that specifically addresses, under the Income Tax Law currently in force in the Bolivarian Republic of Venezuela, the tax consequences of transferring American Depositary Shares to the depositary of American Depositary Shares and withdrawing the shares represented by such American Depositary Shares or of transferring the shares to the depositary of American Depositary Shares and receiving American Depositary Shares representing such shares. However, the SENIAT while interpreting the Income Tax Law in force in 1997 ruled that the transfer of shares to the depositary of American Depositary Shares was not a transfer of ownership that should be considered as a taxable disposition of shares. Accordingly, each Shareholder or, if such is the case, each holder of ADSs, is urged to consult its tax advisor with respect to the tax consequences in the Bolivarian Republic of Venezuela for such Shareholder or holder of ADSs that trades its Shares for ADSs or its ADSs for Shares, as the case may be.

In the Bolivarian Republic of Venezuela there is no stamp tax for the issuance, for the registration or other similar taxes or duties payable by holders of Shares who tender and transfer their Shares pursuant to the Venezuelan Offer.
Under the tax law of the Bolivarian Republic of Venezuela, if CANTV makes a cash distribution on the Common Shares and ADSs before the purchase of the Shares pursuant to the Venezuelan Offer, it is likely that such distribution will be considered and treated as a dividend for tax purposes in the Bolivarian Republic of Venezuela.
All “taxable dividends” (as defined below) arising out of either accumulated or current earnings and profits for periods commencing on or after January 1, 2001, and which are paid in cash with respect to the Shares are considered income sourced in the Bolivarian Republic of Venezuela subject to income tax withholding at the time of payment at the rate of thirty four percent (34%). In the case of Non-Residents of the Bolivarian Republic of Venezuela without a permanent establishment in the Bolivarian Republic of Venezuela, the thirty four (34%) withholding rate may be reduced or even eliminated by an applicable treaty. Under various income tax treaties entered into by the Bolivarian Republic of Venezuela and other contracting states, the term “dividend” usually means a distribution of property made by a corporation to its shareholders out of either accumulated or current earnings and profits.
For purposes of determining the applicability of the Bolivarian Republic of Venezuelan withholding tax, and except as otherwise provided by a treaty applicable in the Bolivarian Republic of Venezuela, the term “taxable dividend” for holders of Shares represents any distribution made by CANTV to such holders attributable to earnings and profits accumulated after January 1, 2001, but only to the extent such earnings and profits exceeds the net taxable income of CANTV for the fiscal periods commencing on or after January 1, 2001. Distributions out of earnings and profits from years prior to 2001 generally are not subject to income tax in the Bolivarian Republic of Venezuela.
As described in this Venezuelan Offer, on March 30, 2007, the ordinary general assembly of the CANTV shareholders approved a cash dividend in the amount of nine hundred and twenty two Bolivars and seven one hundredths of a Bolivar (Bs. 922.07) per share (six thousand four hundred fifty four Bolivars and 49 hundredths of a Bolivar (Bs. 6,454.49) per ADS), subject to withholding of income tax as described in Section 6.3 of the Memorandum. Likewise, April 12, 2007 was set as the Last Date for the Dividend Transaction and April 18, 2007 as the Effective Date of Registration for the Dividend. Based on the information provided by CANTV, the portion of such dividend that shall be considered as “taxable dividends” is two hundred Bolivars and ninety one hundredths of a Bolivar (Bs. 211.91) per Share.
THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR HOLDER OF SHARES, WHICH CAN BE RENDERED ONLY IN LIGHT OF THAT HOLDER’S PARTICULAR TAX SITUATION. ACCORDINGLY, EACH HOLDER OF SHARES IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE VENEZUELAN OFFER TO SUCH HOLDER, INCLUDING THE APPLICATION AND AVAILABILITY

OF ANY TAX TREATY TO SUCH HOLDER. ALL TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
See the Information Supplement with respect to certain U.S. federal income tax consequences related to the Venezuelan Offer.
6.4. Payment Specifications. The stock brokerage firms and securities brokers authorized by the Venezuelan National Securities Commission shall receive in the name of and for the account of the respective Tendering Shareholder, the Offer Price for the Shares validly tendered into the Venezuelan Offer and that have been duly transferred to the Bidder through the CVV. Payment of the funds shall be effected through the Central Bank of Venezuela no later than the third (3rd) stock exchange trading day following the Closing Date. The stock brokerage firms and securities brokers shall remit the payment received to the respective Tendering Shareholders no later than the fifth (5th) stock exchange trading day following the Closing Date, complying with the formalities set forth in the regulations enacted by the CNV.
Payment of the Price for the Venezuelan Offer shall be made in Bolivars at the official exchange rate for the sale of Dollars in effect on the Closing Date.
The amounts payable to the Shareholders for the Shares for which there has been valid tender into the Venezuelan Offer shall be rounded to the next highest hundredth of Bolivar.
Payment of the Offer Price shall be made in Bolivars no later than the fifth (5th) stock exchange trading day following the Closing Date. It shall be understood that payment has been effected when the stock brokerage firms and securities brokers have received the payment from the Bidder.
6.5. Guarantees offered to the sellers, as provided in the OPAs Regulations.
Bidder hereby guarantees to the Shareholders and the holders of ADSs who accepted the U.S. Offer, payment of one hundred percent (100%) of the purchase price for the Shares and ADSs.
6.6. Term of the Venezuelan Offer, as set forth in the OPAs Regulations.
The Shareholders shall have until five (5:00) p.m. Caracas time on Tuesday, May 8, 2007, to accept the Venezuelan Offer. The Expiration Date can be extended, subject to the prior authorization of the CNV.
6.7. Proration rules, in case of tenders that exceed the number of shares that are offered to be purchased, following the criteria established in the OPAs Regulations.
The Bidder commits to purchase all of the Shares that are tendered into the Venezuelan Offer. Therefore, there shall be no proration.

6.8. Preliminary Legal Transactions to which the Bidder is a party, or of which it has knowledge, regarding the Venezuelan Offer, and accurate information concerning persons with which the Legal Transactions have been entered into, including sale options, negotiation promises or similar.
Bidder has engaged Econoinvest Casa de Bolsa, C.A as Coordinator of the Offer.
Except for what is provided in the Memorandum executed by the Government of the Bolivarian Republic of Venezuela with GTE and Verizon on February 12, 2007, for what is indicated in Section IV (4.1.) of the Offer Memorandum, the Bidder has not entered into preliminary legal transactions to which it is a party, or of which it has knowledge, concerning the Venezuelan Offer.
6.9. Commitment of the Bidder to every person that has sold shares, or securities representing the shares, that represent more than two percent (2%) of the rights to vote in the company, during a term of six (6) months prior to the Venezuelan Offer Commencement Date, to pay such person, upon request being made during the term of the Venezuelan Offer, the difference between the price received and the price in the Offer, in case it is higher. In such cases, the names and identification of such sellers must be expressly indicated.
Not applicable.

SECTION VII.
THE OFFER AND THE CONTENTS OF CERTAIN SPECIAL LAWS
7.1. Accurate description of the consequences of the transaction taking into consideration the rules applicable to economic concentrations in accordance with the Law on Promotion and Protection of Free Competition and complementary regulations.
Not applicable.
7.2. In case the Bidder is, directly or indirectly, a competitor of the Target Company, the following must also be done:
7.2.1. Precise mention of the contents of the previous favorable pronouncement of the transaction by the Venezuelan Superintendent of Promotion and Protection of Free Competition.
Not applicable.
7.2.2. A detailed explanation of the reasons why, according to the Bidder’s judgment, such pronouncement is not necessary, since prohibited concentration in the relevant market, either in whole or on part, does not result from the transaction.
Not applicable.
7.3. Authorization for the transaction given by the Superintendence of Banks, in accordance with Article 16 of the General Law of Banks and Other Financial Institutions, in the event it deals with shares, or securities representing shares, of a bank or other financial institution.
Not applicable.
7.4. If appropriate, authorization given by any public Organization having jurisdiction, in the event such authorization is required in accordance with any applicable law, taking into consideration the purpose of the Target Company.
In compliance with Ruling No. 000320 issued by the Venezuelan National Telecommunications Commission (CONATEL) on March 19, 2007, there is no impediment for the Bidder to purchase the Shares.
7.5. Place and form of the Tender notice.
7.5.1. Tender Form.
The Shareholders must complete the following steps to accept the Venezuelan Offer on or before five (5:00) p.m. Caracas time on the Expiration Date:

(a)	Complete and sign the Share Letter of Transmittal (a copy of which is attached to this Venezuelan Offer to Purchase as Annex B).

(b)	Deliver the Share Letter of Transmittal, as well as the required documents indicated in Annex C of the Venezuelan Offer to Purchase, to its stock brokerage firm or broker dealer authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, to the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest that will be publicly announced through national media outlets.

(c)	If the Shareholder has certificates representing the Shares, the Shareholder must deliver such certificates together with the Share Letter of Transmittal.
The Shares that are the subject of the Tender shall be deposited or transferred temporarily until the Settlement Date to a sub-account in the name of the tendering Shareholder in a deposit account of the entity that receives the Share Letter of Transmittal specially opened for the Venezuelan Offer at the CVV. In the Offers, no Shares that qualify as treasury             shares or reciprocal interests as defined in the Capital Markets Law and the regulations enacted by CNV shall be accepted.
The Shareholder shall indicate the number of Shares it desires to sell in the Share Letter of Transmittal. No Share Letter of Transmittal that indicates a number of Shares greater than the number of Shares owned by the respective Shareholder or that indicates a number of Shares greater than the number of Shares owned by the respective Shareholder that are of free security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibitions to transfer or to tax or other legal measures or other encumbrances or rights that can affect their complete use, enjoyment and transfer, shall be processed. If the Shareholder owns more Shares than those indicated in the Share Letter of Transmittal it shall be deemed that the Tender is only for the amount indicated in the Share Letter of Transmittal.
The Share Letter of Transmittal shall be signed by whomever appears registered in the Stock Registry or at the CVV as owner or owners of the shares, except in the case of persons who act pursuant to attorneys-in-fact or duly authorized agents. The data contained in the Share Letter of Transmittal should contain the name of the registered Shareholder that appears in the Stock Registry or at the CVV.
The attorneys-in-fact or representatives of the tendering Shareholders must submit sufficient evidence of their authority to act as such and of the necessary authorizations, to the satisfaction of the stock brokerage firm or broker dealer, the Coordinator of the Offer, the CVV and/or the Transfer Agent, as applicable. If the tendering Shareholder is a natural person, the Share Letter of Transmittal must also be signed by such person’s spouse, if applicable. If the tendering Shareholder is a minor, the Shareholder must obtain the corresponding judicial authorization to sell the Shares pursuant to the Venezuelan Offer.
The holders of ADSs that desire to participate in the Venezuelan Offer can do so by withdrawing the Class D Shares represented by such ADSs from the ADSs Depository and tendering the received Shares into the Venezuelan Offer. In the same manner, the owners of Class D Shares that desire to participate in the U.S. Offer can do so by depositing such Shares in the Depository ADSs. The holders of Class D Shares that desire to participate in the U.S. Offer can deliver their Class D Shares to the Receiving Agent for the U.S. Offer, who shall cause such Class D shares to be deposited through the ADSs Depository and to be converted to ADSs (at the rate of seven (7) Class D Shares for every ADS) so that the ADSs can be tendered into the U.S. Offer. These holders shall not have to pay the costs corresponding to the deposit and conversion of the Shares that are validly tendered and not withdrawn. Contact the Receiving Agent for the U.S. Offer to receive more information concerning the conversion of ADSs.
The Tenders that do not comply with all of the requirements and conditions established for such purposes in the Venezuelan Offer to Purchase shall not be considered as valid Tenders into the Venezuelan Offer and especially those that deal with Shares that qualify as treasury shares or reciprocal interests as defined in the Capital Markets Law and the regulations enacted by CNV.
Pursuant to the Share Letter of Transmittal, the Coordinator of the Offer, among other things, shall follow all of the steps required to
(a)	sell the accepted Shares to the Bidder;

(b)	transfer the Shares to the Bidder;

(c)	coordinate payment of the Offer Price;

(d)	return the Shares not acquired to the respective holders in accordance with what is indicated in the Venezuelan Offer to Purchase; and

(e)	in general, coordinate all of the activities related to the Venezuelan Offer.

The Shares tendered into the Venezuelan Offer that are not purchased for any reason, shall be returned to the respective Shareholders.
By signing the Share Letter of Transmittal, all of the powers of attorney, agencies and consents granted by the holders of the Shares concerning the Shares (and all of the distributions derived from such Shares) shall be, without the necessity of additional action, revoked, and such holder shall not be able to grant subsequent powers of attorney, agencies or consents, except in the case of withdrawal of the Tenders on the terms established in the Venezuelan Offer to Purchase.

If any shareholders’ meeting is held during the term of the Venezuelan Offer, the CVV shall make available to the owners of Shares that are the subject of valid Tenders, the respective powers of attorney, within two (2) banking days prior to the date of the such shareholders’ meeting, in compliance with Article 19 of the Ley de Caja de Valores, Article 18 of the Normas Relativas a la Organización y Funcionamiento de las Cajas de Valores and the procedures established by the CVV.
The Tender, in accordance with the procedures described above, shall constitute the approval by the Shareholder of the terms of the Venezuelan Offer, as well as the Shareholder’s representation and warranty that:
(a)	the Shareholder is the owner of the Shares tendered into the Venezuelan Offer, which shares are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer;

(b)	the tender of the Shares in the Venezuelan Offer complies with applicable legislation;

(c)	the Shareholder has sufficient capacity and authority to tender the Shares in the Venezuelan Offer and transfer them, as indicated in the Share Letter of Transmittal; and

(d)	the Shareholder irrevocably renounces, to the greatest extent permitted by applicable law, from the date of payment, any claim of any nature that the Shareholder may have against the Bidder or any of their affiliates regarding the Venezuelan Offer or possession of CANTV Shares or ADSs.
See Section VII (7.5.4) concerning the procedure for participation of Class C Shareholders.
NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON RELATED WITH THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE TRANSFER OF SHARES TO THE BIDDER CANNOT BE PERFECTED OR IF THE RESPECTIVE SHARE LETTER OF TRANSMITTAL IS REJECTED DUE TO ACTS, OMISSIONS, OR DELAYS ON THE PART OF THE TENDERING SHAREHOLDER, THE TRANSFER AGENT, THE CVV OR CANTV, FOR INCONSISTENCIES BETWEEN THE INFORMATION AND REQUIRED DOCUMENTS PRESENTED WITH THE SHARE LETTER OF TRANSMITTAL AND THE INFORMATION AND REQUIRED DOCUMENTS IN THE POSSESSION OF THE TRANSFER AGENT OR THE CVV, OR BECAUSE THE TENDERING SHAREHOLDER IS OWNER OF FEWER FREELY TRANSFERABLE SHARES THAN THOSE INDICATED IN THE RESPECTIVE SHARE LETTER OF TRANSMITTAL.

7.5.2. Place of Tender.
The Share Letter of Transmittal, as well as any other document that must be delivered together with it, must be delivered at the brokerage firm or stock broker authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, at the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest that will be publicly announced through national media outlets, subject to the prior authorization of the CNV. See Section VII (7.5.4) of the Venezuelan Offer to Purchase regarding the procedure for participation of Class C Shareholders.
7.5.3. Withdrawal of the Tender.
The Bidder waives its right set forth in Article 18 of the OPAs Regulations for the benefit of all Shareholders. Article 18 of the OPAs Regulations limits the Shareholders’ right of withdrawal only to cases in which competing offers or bids exist.
As a result of the Bidder’s aforementioned waiver, the Tender may be withdrawn by any Shareholder before five (5:00) p.m. Caracas time on the Expiration Date, even in the case in which there are no competing offers or bids.
In every case, the Tender shall be irrevocable after five (5:00) p.m. Caracas time on the Termination Date, unless the Venezuelan Offer has been extended in accordance with its terms.
For the Tender withdrawal to be effective, the person that signed the Share Letter of Transmittal, must deliver, before five (5:00) p.m. Caracas time on the Expiration Date, a withdrawal notice to the entity that would have received the Tender. The notice must indicate the number of Shares to which the withdrawal refers. The Tender withdrawal does not prevent the Shareholder from accepting the Venezuelan Offer again on or before five (5:00) p.m. Caracas time on the Expiration Date, following the procedure described in the Venezuelan Offer to Purchase.
See below for the procedure for the participation of Class C Shareholders.
7.5.4. Procedure for Tender into the Venezuelan Offer and revocation of Tenders by the Class C shareholders.
The Class C Shareholders that desire to participate in the Venezuelan Offer and have not as yet completed the offer procedure in the “Internal Market”, must offer their Class C Shares in the “Internal Market,” in accordance with the bylaws of CANTV, and the procedures established by CANTV, on the following dates: 9, 10, 16, 17, 18 or 20th of April 2007.
Once the offer procedure in the “Internal Market” is completed and to the extent that the Class C shares have not been sold in the “Internal Market,” the Class C

Shareholders, that so desire, can convert such Class C Shares to Class D Shares, in accordance with the bylaws of CANTV and the procedures established by CANTV on the following dates: 12, 13, 26 or 27th of April 2007.
After the Shares have been converted to Class D Shares, their owners may go to their stock brokerage firm or broker dealer authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, to the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest, that will be publicly announced through national media outlets (together with the required documents indicated in this document) to accept the Venezuelan Offer on or before 5:00 p.m. Caracas time on Tuesday May 8, 2007.
Those Class C Shareholders that wish to participate in the Venezuelan Offer and that have not finished paying the original purchase price of their Shares and whose Shares are encumbered by a security interest in favor of Banco Mercantil, S.A.C.A. Banco Universal, Citibank, N.A., Corp Banca, Banco Universal, C.A.; Banesco Banco Universal, C.A., and other trusts originally created by the Fondo de Inversiones de Venezuela -now BANDES-, must go to the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest that shall be publicly announced through national media outlets.
Please contact the Service Center for the CANTV Shareholder (telephones (212) 500-8017 / 500-4970 / 500-4758 / 500-4390) for more information regarding the offer procedure in the “Internal Market” and the conversion of the Class C Shares.
NEITHER THE BIDDER, NOR THE COORDINATOR OF THE OFFER, NOR ANY OTHER PERSON CONNECTED TO THE VENEZUELAN OFFER SHALL HAVE ANY LIABILITY IF THE CLASS C SHAREHOLDERS DO NOT TIMELY COMPLETE THE OFFER PROCEDURE IN THE INTERNAL MARKET, AND THE SHARES CONVERSION PROCEDURE, IF TRANSFER OF THE CLASS C SHARES CANNOT BE PERFECTED DUE TO THE SALE OF THE CLASS C SHARES IN THE INTERNAL MARKET, OR IF SUCH SHARES WERE NOT FREED FROM ENCUMBRANCES.
7.6. Bidder’s Commitment to pay all of the expenses related to the Tender.
The Bidder shall pay the expenses related to the Tender, on the terms indicated in this Venezuelan Offer to Purchase and in the OPAs Regulations.
The Bidder shall cover the amounts corresponding to the fees charged in the C.V.V. Caja Venezolana de Valores, C. A., in the Bolsa de Valores de Caracas C.A., and Bs. 3,500 to each stock brokerage firm or broker dealer authorized by the CNV for each shareholder that accepted the Venezuelan Offer through such stock brokerage firm or broker dealer and whose shares have been purchased by the Bidder. The Bidder shall not be responsible for any other payment or expense related to the Tender and the sale of the Shares to the Bidder pursuant to the Venezuelan Offer, nor shall the Bidder be responsible for the expenses arising from release of guarantees, preferential rights or other encumbrances.

ANNEX A
SPECIAL REPORT OF THE BIDDER’S INTENTIONS
Tender Offer to Take Control
of the outstanding shares of
COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
(“CANTV”)
for
the Bolivar equivalent of
(US$ 2.12113) per share
(calculated at the official exchange rate in effect on the Closing Date)
made by
THE BOLIVARIAN REPUBLIC OF VENEZUELA.
(the “Bidder”)
1. Identification and description of the main characteristics of the Bidder and Bidder’s group, including experience in the area of the Target Company’s purpose.
The Bidder is the Bolivarian Republic of Venezuela.
2. Business Plans for the next three (3) years, regarding the Target Company in the event of the successful Tender to Take Control, including special mention of:
2.1	If its business policy is of expansion, limitation or maintenance of the Target Company businesses.
The Bidder identifies CANTV as the instrument for promoting the social impact of the CITs, bringing services to sectors not served, and developing the telecommunications infrastructure.

In this sense, the direction is to drive the development of all telecommunications services, taking advantage of the capabilities of new technologies, particularly the wireless type, to bring services to sectors that until now have not been served, which will allow: (i) making the new CANTV a lever for development that covers the entire country, focused on the objective of social inclusion and territorial integration and with no exclusive criteria of profitability, (ii) make the best use of the efficiencies of the new CANTV model to provide services to users of the greatest social interest (iii) cover service gaps, developing service coverage by progressive means in the mobile telephone, landline telephone, Internet and data web, broadband, and advanced services.

This management policy for the new CANTV will be adjusted to the necessity of making CANTV a self-sustaining company.

2.2 If within the plans for the mentioned period, merger, liquidation, capital increase with new contributions or diminution of capital, sale of subsidiaries, stock ownership in companies or sale of significant assets are included.
The Bidder does not currently have plans or proposals related to the liquidation of the company, sale of company assets, merger with another company, any division or spin off or any other significant change related to the purposes, business divisions, investments or manner of conducting the business of the company or any corporate reorganization, however, the Bidder has reviewed, and will continue reviewing, using the available information on CANTV, various possible business strategies that the Bidder may consider as a CANTV shareholder.

The Bidder does not currently have any plans or proposals related to additional issuance of shares, capital increases of CANTV, or resale of the Shares or ADSs to be acquired pursuant to the Offers. However, the Bidder has reviewed, and will continue reviewing, using the available information on CANTV, various possible business strategies that the Bidder may consider as a CANTV Shareholder.

The Bidder reserves the right to transfer or assign, totally or partially, to one or several entities of the State subject to the jurisdiction of the Ministry for Popular Power for Telecommunications and Information Technology, existing or that were created to that effect, the right to acquire the Shares and ADSs tendered into the Offers and/or Shares and ADSs purchased in the Offers, in any event subjecting itself to compliance with Venezuelan laws. Such transfer or assignment shall in no way release the Bidder of its obligation in accordance with the Offers nor will it affect the right of holders of Shares and ADSs to receive payment for their Shares and ADSs pursuant to the terms and conditions of the Offers.
2.3	Whether it has plans to modify the company’s dividends policy.
The Bidder does not currently have plans to modify the dividends policy of CANTV; dividend distributions will be made in accordance with the legal regulations that regulate the matter.
2.4	Whether it plans to enter into strategic partnerships of any kind with other companies.
The Bidder reserves the right to undertake strategic associations with CVG Telecomunicaciones, C.A. and other Venezuelan State companies, which have telecommunications infrastructure, in order to collaborate in the execution of the objectives proposed by the National Executive, with regards to the development and extension to the masses of telecommunications services in the entire Bolivarian Republic of Venezuela territory.

3.	Plans related to the continuance of stock listing.

3.1.1 Listing of the Shares in the Caracas Stock Exchange The Class D shares are listed on the CSE under the trading symbol TDV.d. The Bidder intends to maintain the listing of the Shares in the CSE.
The acquisition of Class D shares pursuant to the Venezuelan Offer shall reduce the number of Shares that can be publicly traded, and also could affect the number of Shareholders. The decrease of the amount of publicly held Shares could adversely affect the liquidity and market value of the Shares.
3.1.2. Trading of the ADSs in the New York Stock Exchange and registration of the ADSs in accordance with the U.S. Exchange Act.
The ADSs are traded in the New York Stock Exchange under the trading symbol VNT.

The purchase of the ADSs pursuant to the U.S. Offer will substantially reduce the number of ADSs that can be publicly traded, and may also reduce the number of holders of ADSs. The reduction in the number of ADS in public hands could adversely affect the liquidity and market value of the Shares and the ADSs.

It is possible that as a result of the decrease in the number of ADS holders and the market volume of the ADSs after the closing of the U.S. Offer, the ADS will no longer comply with the listing requirements, and the New York Stock Exchange may cancel the listing of the ADSs. Nevertheless, if the listing of the ADSs is not canceled, the Bidder may cause CANTV to evaluate the necessity and convenience to maintain such listing.

In accordance with the Deposit Agreement, CANTV can request the ADSs Depository to terminate the contract by notice to the holders of ADSs. The Bidder currently considers that it could cause CANTV to instruct the ADSs Depository to terminate the Deposit Agreement if it acquires control of CANTV through the Offers. If the Deposit Agreement is terminated, the holders of ADSs shall have only the right to receive seven (7) Shares for each ADS delivered to the ADSs depository and shall have to pay any applicable tax or other charge. In this event, once the Deposit Agreement is terminated, the ADSs shall not be traded on the New York Stock Exchange.

The ADSs are currently registered in accordance with the United States Securities Act. The registration of the ADSs may be cancelled at the request of CANTV to the SEC in the event that the ADS listing is canceled in the New York Stock Exchange and less than three hundred (300) ADSs holders residents of the United States of America exist. The cancellation of the ADSs registration under the US Exchange Act will substantially reduce the information that CANTV must supply to the ADSs holders and to the SEC.
3.13 Registration of the ADSs on the CSE. The Shares are registered on the CSE under the trading symbol VNT.

4. Description of any other business plan that can positively or negatively affect the non-selling shareholder.
The Bidder, through the new CANTV, will make investments based on the infrastructure in the southern and western parts of the country and will establish conditions in order to accomplish the new economic model with the participation of small and medium size companies, cooperative associations and social production companies, without excluding national or international private investments.
Except for that described in the previous paragraph and the preceding points, the Bidder does not currently have any business plan that can positively or negatively affect the non-tendering Shareholder.
TO RECEIVE ASSISTANCE OR INFORMATION REGARDING THE VENEZUELAN OFFER, AND TO REQUEST ADDITIONAL COPIES OF THE VENEZUELAN OFFER MEMORANDUM, CONTACT YOUR STOCK BROKERAGE FIRM OR BROKER DEALER AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION, OR THE COORDINATOR OF THE OFFER AT THE ADDRESS AND TELEPHONE INDICATED BELOW.
THE VENEZUELAN OFFER TO PURCHASE (INCLUDING ALL OF ITS ANNEXES) CONTAINS IMPORTANT INFORMATION THAT MUST BE READ IN ITS ENTIRETY BEFORE MAKING ANY DECISION REGARDING THE VENEZUELAN OFFER.
CERTIFICATION OF THE VENEZUELAN NATIONAL SECURITIES COMMISSION
“THIS VENEZUELAN OFFER TO PURCHASE REFERS TO A TENDER OFFER TO TAKE CONTROL. THE VENEZUELAN NATIONAL SECURITIES COMMISSION CERTIFIES THAT THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE REGULATIONS REGARDING THE ACQUISITION, TRADE AND TAKEOVER OF COMPANIES THAT MAKE PUBLIC OFFERINGS OF SHARES AND OTHER RIGHTS THEREON HAVE BEEN COMPLIED WITH. THE VENEZUELAN NATIONAL SECURITIES COMMISSION DOES NOT CERTIFY THE QUALITY OF THE PROPOSED TRANSACTION. ADVERTISEMENT AUTHORIZED BY THE VENEZUELAN NATIONAL SECURITIES COMMISSION.”
On April 2, 2007, the Venezuelan National Securities Commission through Resolution No. 042-2007, authorized the publication of this document.

ANNEX B
SHARE LETTER OF TRANSMITTAL

Paste Bar Code

  SHARE LETTER OF TRANSMITTAL FOR PARTICIPATION IN THE TENDER OFFER TO TAKE CONTROL OF THE SHARES ISSUED BY COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (HEREINAFTER “CANTV”) BY THE BOLIVARIAN REPUBLIC OF VENEZUELA (THE “BIDDER”)

ISN CODE: VEV0008810D7	ISIN Description: C.A.N.T.V. Type D		Name of Issuer: COMPAÑIA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
Number of Shares for which the sale to Bidder is ordered upon the terms and conditions established in the Venezuelan Offer to Purchase (in numbers):
INFORMATION ABOUT THE SHAREHOLDER (Transferor)
Date of Receipt by Depositor:		Last Name, Name or Company Name of Shareholder:		I.D. or Tax Number:

Shareholder’s Birth Date:		Marital Status of the Shareholder: Single ☐ Married ☐ Divorced ☐ Widow/er ☐ Other ☐
SPOUSE OF SHAREHOLDER:
Last Names and Names of Spouse:				I.D. of Spouse:

Does a division of marital property document or pre-nuptial agreement exist: Yes ☐ No ☐		Registration data for the division of marital property document or pre-nuptial agreement: Registry: Date: Number: Volume:
ATTORNEY-IN-FACT OR REPRESENTATIVE OF SHAREHOLDER:
Last Name, Name of attorney-in-fact/representative:				I.D. of attorney-in-fact/ representative:

Registration/authentication data of the Power of attorney or document that certifies representation: Registry/Notary				Date: Number: Volume:
SHAREHOLDER’S ADDRESS:
Ave./Street/Corner/Lane/Path/Sector:		House/Building/Tower/Floor/Apt./Office/Dept.:		Zone/Municipality:
City:	State:	Telephone:	Cellular Phone:	Fax:
E-Mail:
INSTRUCTIONS FOR THE PAYMENT OF DIVIDENDS AND/OR PAYMENT PRICE FOR THE SHARES
Name of Bank:		Account Number: (20 digits)		Account Type: Checking: ☐ Savings: ☐ Liquid Asset Account ☐
The Transferring Shareholder declares that the deposit and transfer of the shares to the CVV Caja Venezolana de Valores S.A. (“CVV”) is made in accordance with the Ley de Cajas de Valores), its Regulations, Regulations of the CNV and the Deposit Agreement entered into between the CVV and the depositor. In addition, the Shareholder declares that the shares the Shareholder deposits in the CVV were acquired through legal commercial acts that do not violate the Ley Orgánica Contra el Tráfico Ilicito y el Consumo de Sustancias Estupefacientes y Psicotrópicas and other applicable laws, norms and regulations in force and authorizes , I.D. , to sign in the Shareholder’s name and representation the transfer documentation in the certificates and stock registry of the issuer.
Name of Depositor (stock brokerage firm or broker dealer):				Depositor’s Code (special OPA account): A
SALE ORDER:
Shares to be sold are registered with:		Transfer Agent: ☐ CVV: ☐
This Share Letter of Transmittal shall not be processed, if it indicates a number of Shares greater than the number of Shares owned by the Shareholder or if it indicates a number of Shares greater than the number of Shares owned by the respective Shareholder that are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer. If the Shareholder owns more Shares than indicated herein, it is understood that the Shareholder accepts the Venezuelan Offer only for the number of shares mentioned herein.
The tendering shareholder declares to have received, know, understand and accept (1) the Venezuelan Offer to Purchase with all of its annexes; and (2) the reverse side of this Share Letter of Transmittal. The tendering shareholder, on signing at the bottom of this present document (1) adheres to and ratifies all clauses contained on the reverse side of this Share Letter of Transmittal and the Venezuelan Offer to Purchase, and (2) grants express power of attorney under the terms and conditions established on the reverse side of this Share Letter of Transmittal Form. The tendering shareholder authorizes the Depositor identified above to receive in the Tendering Shareholder’s name and representation the payment of the price payable in accordance with the Venezuelan Offer. The Tendering Shareholder declares under oath that all data and information contained in this document is true.

SIGNATURES:
Shareholder of record/attorney-in-fact or representative of shareholder of record:				Spouse/attorney-in-fact of spouse:
(ONLY FOR THE USE OF THE DEPOSITOR (STOCK BROKERAGE FIRM OR BROKER DEALER))
The Depositor identified above certifies that the submitted data and the signatures registered above are true and are in accordance with the provisions of Article 68 of the Código de Comercio (Commercial Code) and Article 88 of the Reglamento Interno de la Valores de Caracas (Internal Regulations of the Caracas Stock Exchange).

CVV DATA (Transferee) (DO NOT FILL IN THIS SPACE)
Date of Receipt by CVV:		C.V.V. Caja Venezolana de Valores, S.A.	Tax Number: J-30018793-4
The CVV authorizes , I.D. , to sign in his/her/its name and representation the transfer documents in the shareholder certificates and books of the issuer.			Seal:

Authorized signatures
SUBJECT TO THE VENEZUELAN OFFER TO PURCHASE
FILL IN ONLY IN CASE OF RETURN
Date of return:	Returned by:	Reason for return:		Authorized signatures:
Observations:

[REVERSE SIDE OF THE SHARE LETTER OF TRANSMITTAL]
The Shareholder identified in the Share Letter of Transmittal declares the following: FIRST. Definitions: For purposes of this Share Letter of Transmittal, the words or phrases set out below shall have the following meaning: (1) Shares: are the Shares of the Company for which the Shareholder accepts the Venezuelan Offer, pursuant to the Share Letter of Transmittal. (2) Tendering Shareholder: is the person identified in the Share Letter of Transmittal, who is the owner of Shares of the Company, that accepts the Venezuelan Offer. (3) Securities Broker: is the stock brokerage firm or public securities broker authorized by the CNV identified in this Share Letter of Transmittal Form and that receives the Share Letter of Transmittal form from the Tendering Shareholder. (4) Transfer Agent: is the Venezolano de Crédito, S.A., Banco Universal, transfer agent of the Company. (5) CSE: is the Bolsa de Valores de Caracas (Caracas Stock Exchange) (6) CNV: is the Venezuelan National Securities Commission (7) Company: is the Compañía Anónima Nacional Teléfonos de Venezuela (CANTV), a corporation established and domiciled in Caracas and originally registered in the Commercial Registry kept by the Federal Commercial District Court on June 20, 1930, under No. 2, Volume 387. (8) Coordinator of the Offer: is Econoinvest Casa de Bolsa, C.A., a business corporation, domiciled in Caracas and registered in the Commercial Registry IV of the Judicial Circumscription of the Capital District and State of Miranda, on March 27, 1996, under No. 60, Volume 134-A-Cto. (9) CVV: is the CVV Caja Venezolana de Valores, S.A. (10) Share Letter of Transmittal: is the form signed by the Tendering Shareholder to accept the Venezuelan Offer. (11) Venezuelan Offer to Purchase: is the memorandum of the terms and conditions of the Venezuelan Offer, including all its annexes dated March 8, 2007 and the modifications to be made to said document. (12) Bidder: Bolivarian Republic of Venezuela. (13) Venezuelan Offer: is the public offer to take control of the Shares of the Company initiated by the Bidder in accordance with the terms and conditions set forth in the Venezuelan Offer to Purchase. All capitalized terms in this document and that are not defined herein shall have the meaning attributed to them in the Venezuelan Offer to Purchase. SECOND. Warranties and Representations: The Tendering Shareholder represents and warrants the following: (1) That the Tendering Shareholder received and reviewed the Venezuelan Offer to Purchase and accepts its content and all of its terms and conditions. (2) That the Tendering Shareholder recognizes and accepts that the Bidder may modify, extend, withdraw or terminate the Venezuelan Offer or renounce to the terms and conditions provided in the same, in accordance with the Venezuelan Offer to Purchase. (3) That the Tendering Shareholder accepts the Venezuelan Offer with respect to the Shares on the terms and conditions set forth in the Venezuelan Offer to Purchase and grants power of attorney to the Coordinator of the Offer to, among other things, formalize the Tender. (4) That the Tendering Shareholder accepts that this Share Letter of Transmittal shall not be processed, if it indicates a number of Shares greater than the number of Shares owned by the Shareholder or if it indicates a number of Shares greater than the number of Shares owned by the respective Shareholder that are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer. If the Shareholder owns more Shares than indicated in the Share Letter of Transmittal, it is understood that the Shareholder desires to accept the Venezuelan Offer only for the number indicated in the Share Letter of Transmittal. Company Shares that, according to the Company Shareholders’ Registry and/or the CVV, reflect any kind of encumbrance or prohibition to transfer or to tax, shall be excluded from the Tender into the Venezuelan Offer and the Venezuelan Offer shall only be accepted for the number of available Shares of the Company. (5) That the Tendering Shareholder agrees and accepts that the Tendering Shareholder’s signature on the Share Letter of Transmittal is authentic evidence that the Share Letter of Transmittal is a binding agreement of the Tendering Shareholder to sell the Shares to the Bidder in accordance with the terms and conditions of the Venezuelan Offer to Purchase and in this Share Letter of Transmittal. (6) The Tendering Shareholder also expressly declares that: (a) the Tendering Shareholder is the legitimate owner of the Shares; (b) has sufficient legal capacity and authority to execute the Share Letter of Transmittal and to accept the Venezuelan Offer; (c) that the signature that appears on the Share Letter of Transmittal is the Tendering Shareholder’s and that this document is, as a consequence, binding upon the Tendering Shareholder; (d) no one other than the Tendering Shareholder has any right over the Shares, that they are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer; (e) that if the Shares are transferred to the Bidder, the Bidder shall acquire title to the Shares free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer, together with the right to vote and right to all dividends, subscription rights and other distributions; (f) that the Shares do not constitute treasury stock and do not qualify as reciprocal interests in accordance with the Capital Markets Law and the regulations issued by the CNV; (g) that the tendering of Shares in the Venezuelan Offer by the Tendering Shareholder complies with applicable laws; and (h) that the Tendering Shareholder irrevocably waives, to the greatest extent allowed by applicable law, from the payment date, any demand of any nature that the Tendering Shareholder might have against the Bidder or any of its affiliates with regard to the Venezuelan Offer, or to the possession of Shares or ADSs of the Company. (7) The Tendering Shareholder agrees with and accepts that neither the Bidder, nor the Coordinator of the Offer, nor any other person connected to the Venezuelan Offer shall have any liability if the transfer of the Shares to the Bidder cannot be perfected, or if the respective Share Letter of Transmittal is rejected for acts, omissions or delays by the Tendering Shareholder, the Transfer Agent, or the Caja Venezolana de Valores (CVV) for inconsistencies between the information and the required documents presented with the Share Letter of Transmittal and the information and requested documents in possession of the Transfer Agent or the CVV, or because the Tendering Shareholder is owner of fewer freely transferable Shares than indicated in the respective Share Letter of Transmittal. (8) By the presentation of this document the Tendering Shareholder authorizes the deposit and transfer of the shares in the CVV, it being understood that said deposit and transfer of the Shares shall be executed in accordance with the Ley de Cajas de Valores, its Regulations, the CNV regulations, the Internal Regulation of the CVV and the Securities Deposit Agreement entered into between the CVV and the respective Depositor. Likewise, the Tendering Shareholder declares that the Shares were acquired through legal commercial acts in accordance with applicable laws, norms and regulations in force, and authorizes the Coordinator of the Offer, the Securities Broker and the persons authorized pursuant to the Share Letter of Transmittal, acting jointly or separately, in the Shareholder’s name and representation, to sign the transfer documents in the certificates and Company share registry. Lastly, the Tendering Shareholder authorizes the CVV to deposit the Shares in the respective special sub-account for the Venezuelan Offer. THIRD. Power of Attorney: Notwithstanding point 4 of this clause, the Tendering Shareholder, owner of Shares, hereby grants a special, irrevocable power of attorney, as ample and sufficient as and when legally required and necessary, to the Coordinator of the Offer, to the Securities Broker and to the persons authorized by the front side of this Share Letter of Transmittal, acting jointly or separately, in the Shareholder’s name and representation and pursuant to the terms and conditions of the Venezuelan Offer to Purchase and this Share Letter of Transmittal, to carry out the following: (1) Request of the Transfer Agent, CVV and/or the Company, the statement of account of the Shares registered in the name of the Tendering Shareholder, if applicable, to review the stock registries and other pertinent registers, as well as to request of the CVV the name of the depositor under whom the Shares of the Tendering Shareholder are deposited. (2) Sell the Shares to the Bidder on the terms and conditions described in the Venezuelan Offer to Purchase. For such purposes, the attorneys-in-fact herein designated are fully authorized to sign as transferor in representation of the Tendering Shareholder, the corresponding Share assignments as well as the Share certificates, if any, in the Stock Registry as well as any documents required by the CVV. (3) In general, they are authorized to carry out in the name and for the account of the Tendering Shareholder all of the acts previously cited concerning the Shares, including, without limitation, the signing of any required document, stock registries and/or registers, and to complete the sale of the Shares to the Bidder on the terms and conditions in the Venezuelan Offer to Purchase and this document, as well as to effect, when it is legally appropriate, the revocation of the Tender into the Venezuelan Offer. In this sense, they can carry out, among other things, and without limitation, the following acts: (a) complete and sign the applications for assignment of the Shares and any other required documents for transfer of ownership of the Shares; (b) tender the applications for assignment and/or deposit of the Shares and any other required documents before the Transfer Agent, the CVV, the CSE and any other entity that is a depository of the Shares for the purposes of effecting and formalizing the transfer of the Shares on the terms and conditions of the Venezuelan Offer to Purchase; (c) deposit and/or withdraw the Shares from the CVV; (d) open the special sub-accounts in the CVV that are required for the purposes of the Tender into the Venezuelan Offer and to transfer the Shares to such sub-account in the name of the Shareholder; and (e) in the event of a revocation of the Tender in accordance with the terms and conditions of the Venezuelan Offer to Purchase or, of expiration of the Venezuelan Offer without the purchase of the Shares, transfer the Shares to the name of the Tendering Shareholder. (4) This power of attorney shall be considered revoked only in the event of production of a valid revocation of the Tender into the Venezuelan Offer on the terms and conditions established in the Venezuelan Offer to Purchase. (5) Subject to point 4 of this clause, this power of attorney shall be in force until transfer of the Shares to the Bidder and payment of the price to the Tendering Shareholder in accordance with the terms and conditions of the Venezuelan Offer to Purchase and this Share Letter of Transmittal or until July 31, 2007, whichever occurs first. FOURTH. Simultaneous Representation: The Coordinator of the Offer is expressly authorized by the Tendering Shareholder, in accordance with Article 1.171 of the Civil Code, to sign the sale and purchase of the Shares contemplated herein in representation and as attorney-in-fact of the Tendering Shareholder as well as in representation and as attorney-in-fact of the Bidder. FIFTH. The Tendering Shareholder expressly authorizes the Securities Broker to receive in the Shareholder’s name and representation the payment in accordance with the Venezuelan Offer. SIXTH. The Tendering Shareholder declares under oath the truth of all of the data and information that appear in this document. In addition, to comply with Article 26 of the Normas para la Prevención y Fiscalización de las Operaciones de Legitimación de Capitales aplicables al Mercado de Capitales Venezolano (Regulations on the Prevention and auditing of the Capital Legitimization Operations applicable to the Venezuelan Market), Resolution 178-2005 of the Venezuelan National Securities Commission (National Securities Commission), the Tendering Shareholder declares expressly that the origin and destiny of the capital utilized is not related to any monies, assets, goods, possessions, securities or instruments that are the product of activities or actions referred to in Article 4 of the Ley Orgánica Contra el Tráfico Ilícito y el Consumo de Sustancias Estupefacientes y Psicotrópicas. SEVENTH. For all purposes, results and consequences of this document, that the city of Caracas is the special domicile, excluding any other domicile, and the Tendering Shareholder agrees to submit to the jurisdiction of its Tribunals.

ANNEX C
REQUIRED DOCUMENTS TO BE ANNEXED TO THE
SHARE LETTER OF TRANSMITTAL
IF A NATURAL PERSON:

Single:	☐ Copy of the valid identification card or passport (if non-resident alien) of the shareholder.

☐ If the passport does not indicate civil status, copy of the record of civil status issued by an authority of competent jurisdiction.

Married:	☐ Copy of the valid identification card or passport (if a non-resident alien) of the shareholder and his/her spouse.

☐ If the civil status that appears on the identification card (or passport) does not indicate married status, the marriage certificate must be annexed.

☐ If there is a common-law marriage, present evidence to support it..

☐ Power of attorney issued by the spouse that includes authority to sell the shares, if applicable.

☐ Copy of the registered pre-nuptial agreement, if applicable.

☐ Copy of the document for division of assets sanctioned by a court of competent jurisdiction, if applicable.

Divorced:	☐ Copy of the valid identification card with updated civil status or passport (if a non-resident alien) of the shareholder.

☐ If the passport does not indicate the civil status, copy of the record of civil status issued by an authority of competent jurisdiction.

☐ Copy of the liquidation or division of the marital estate (in the event that the divorce occurred after the purchase of the shares).

☐ Power of attorney granted by the ex-spouse that includes authority to sell the shares, if applicable.

☐ Copy of the divorce decree.

Widowed:	☐ Copy of the valid identification card with updated civil status or passport (if a non-resident alien) of the shareholder.

☐ If the passport does not indicate the civil status, copy of the record of civil status issued by an authority of competent jurisdiction.

☐ Copy of the identification document of the deceased.

☐ Copy of the spouse’s death certificate.

☐ Declaration of heirship with the stipulation demonstrating that the inheritance rights have been cancelled.

☐ Notarized power of attorney granted by each one of the heirs that includes authority to sell the shares.

Estates:	☐ Copy of the valid identification card with updated civil status or passport (if a non-resident alien) of all of the heirs.

☐ Copy of the identification document of the deceased.

☐ Copy of the death certificate.

☐ Declaration of heirship with the stipulation demonstrating that the inheritance rights have been canceled.

☐ Notarized power of attorney granted by each one of the heirs that includes authority to sell the shares.

☐ Division of assets, duly authenticated, if it exists; if it does not exist, all heirs must sign.

Minors:	☐ Copy of the birth certificate of the minor without an identification card, copy of the valid identification card or passport (if non-resident alien) of the minor.

☐ Authorization to sell the shares issued by the court for protection of the child and adolescent.

Attorney-in-fact:	☐ Copy of the valid identification card or passport (if non-resident alien) of the attorney-in-fact.

☐ Power of attorney granted by the shareholder with express authority to sell and that does not prohibit substitution in favor of any person.

Note: The required documents of the attorney-in-fact are in addition to those that are applicable, depending on the shareholder.
IF AN ENTITY:

☐	Complete copy of currently valid company charter and by-laws.

☐	Copy of identification card of authorized person(s), legal representative(s) and attorney(s)-in-fact.

☐	Copy of the document(s) certifying the power of the person(s) authorized to sign.

☐	Copy of the Tax Registry Information (RIF).
IF A CLASS C SHAREHOLDER:
Class C Shareholders that wish to participate in the Venezuelan Offer must comply with the offer procedure in the “Internal Market” and convert such Class C Shares into Class D Shares, in accordance with the CANTV bylaws and the procedures established by CANTV.
IF THE SHAREHOLDER IS IN POSSESSION OF THE SHARE CERTIFICATES REPRESENTING HIS SHARES, THE SHAREHOLDER MUST PRESENT SUCH ORIGINAL TITLE.
COPIES OF THE DOCUMENTS LISTED ABOVE MUST BE COMPLETE AND LEGIBLE

The Share Letter of Transmittal, as well as any documents that have to be submitted with it, may be submitted to your brokerage firm or broker dealer authorized by the Venezuelan National Securities Commission or, if not using a stock brokerage firm or broker dealer, to the offices of the Coordinator of the Offer or of the Grupo de Empresas Econoinvest that will be publicly announced through national media outlets.
The Coordinator of the Venezuelan Offer is:
Econoinvest
Casa de Bolsa, C.A.
RIF: J — 30342460-0
Avenida Francisco de Miranda
Torre Mene Grande, PB
Los Palos Grandes, Caracas
Telephone: 0-800-ECONOINVEST (326-66-46)
The Venezuelan Offer Legal Advisor is:
Urdaneta Fontiveros y Asociados
April 8, 2007

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